TELEPHONE AND DATA SYSTEMS, INC.

               TAX-DEFERRED SAVINGS PLAN AND TRUST


           (Amended and Restated as of October 1, 1989)






















    (WORKING COPY INCORPORATING AMENDMENTS NUMBER 1 THROUGH 4)

                 TELEPHONE AND DATA SYSTEMS, INC.
                ---------------------------------

               TAX-DEFERRED SAVINGS PLAN AND TRUST
               ------------------------------------


                                                           PAGE
                                                           ----

ARTICLE 1.     ESTABLISHMENT AND FIDUCIARIES

     1.1  Establishment of Plan and Trust.................  1-1
     1.2  Appointment of Fiduciaries of Plan and Trust....  1-1
     1.3  Delegation of Fiduciary Responsibility..........  1-2


ARTICLE 2.     DEFINITIONS

          Account ........................................  2-1
          Affiliate.......................................  2-1
          Annual Addition.................................  2-1
          Annual Valuation Date...........................  2-2
          Beneficiary.....................................  2-2
          Benefits Department.............................  2-2
          Code............................................  2-2
          Company.........................................  2-2
          Compensation....................................  2-2
          Designated Fund.................................  2-2
          Effective Date..................................  2-2
          Employee........................................  2-2
          Employer........................................  2-3
          Employment Commencement Date....................  2-3
          ERISA...........................................  2-3
          Entry Date......................................  2-3
          401(k) Deferral Percentage......................  2-3
          401(m) Contribution Percentage..................  2-4
          Highly Compensated Employee.....................  2-5
          Leased Employee.................................  2-6
          Matching Employer Contribution..................  2-6
          Normal Retirement Date..........................  2-6
          Plan............................................  2-6
          Plan Year.......................................  2-6
          Related Entity..................................  2-6
          Salary Reduction Contributions..................  2-7
          Service.........................................  2-7
          (a)  Hours of Service...........................  2-7
          (b)  Break in Service...........................  2-8
          TDS Common Shares...............................  2-9
          Total and Permanent Disability..................  2-9
          Trust...........................................  2-9
          Trustee.........................................  2-9
          USCC Common Shares..............................  2-9

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                                                           PAGE
                                                           ----

ARTICLE 3.     PARTICIPATION AND SERVICE CREDIT

     3.1  Participation...................................  3-1
     3.2  Year of Benefit Accrual Service.................  3-2
     3.3  Year of Vesting Service.........................  3-3
     3.4  Employment By the Company and an
            Affiliate or Related Entity...................  3-4
     3.5  [RESERVED]......................................  3-4
     3.6  Vesting Service Under Plans Merged into the
            Plan and Plans Previously Maintained
            by an Employer................................  3-4


ARTICLE 4.     CONTRIBUTIONS AND VALUATION

     4.1  Company Contributions...........................  4-1
     4.2  Salary Reduction Contributions..................  4-1
     4.3  Matching Employer Contributions.................  4-3
     4.4  Coordination Between Sections 4.2 and 4.3.......  4-5
     4.5  Refund of Excess Contributions..................  4-6
     4.6  Voluntary Employee Contributions................  4-8


ARTICLE 5.     COMPUTATION OF BENEFITS

     5.1  Maintenance of Accounts.........................  5-1
     5.2  Allocation of Plan Expenses.....................  5-1
     5.3  Allocation of Trust Income......................  5-1
     5.4  Allocation of Salary Reduction Contributions....  5-1
     5.5  Allocation of Employer Contributions, Forfeitures
            and Matching Employer Contributions...........  5-1
     5.6  Priority of Allocations.........................  5-2
     5.7  Limitation on Allocations.......................  5-2
     5.8  Establishment of Designated Funds...............  5-4
     5.9  Employee Direction of Investments...............  5-5
     5.10 Fund Allocations................................  5-6
     5.11 Duration of Investment Direction................  5-6


ARTICLE 6.     PAYMENT OF BENEFITS

     6.1  Retirement......................................  6-1
     6.2  Disability......................................  6-1
     6.3  Death...........................................  6-1
     6.4  Other Termination of Service....................  6-1
     6.5  Payment of Benefits.............................  6-3
     6.6  Designation of Beneficiary......................  6-5
     6.7  Location of Employee or

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                                                           PAGE
                                                           ----

            Beneficiary Unknown...........................  6-6
     6.8  Distribution After Age 59-1/2...................  6-6
     6.9  Hardship Withdrawal.............................  6-6
     6.10 Plan Loans......................................  6-7


ARTICLE 7.     TRANSFER OF BENEFITS

     7.1  Acceptance of Transferred Benefits..............  7-1
     7.2  Transfer of Benefits to Other Plans.............  7-1


ARTICLE 8.     ADMINISTRATION OF THE PLAN

     8.1  Plan Administrator..............................  8-1
     8.2  Claim for Benefits..............................  8-1


ARTICLE 9.     ADMINISTRATION OF THE TRUST

     9.1  Trustee.........................................  9-1
     9.2  Records and Reports.............................  9-2
     9.3  Trust Valuation.................................  9-3
     9.4  Trust Payments..................................  9-3
     9.5  Trust Expenses..................................  9-3
     9.6  Trustee Not Responsible.........................  9-3
     9.7  Resignation or Removal of the Trustee...........  9-3


ARTICLE 10.    AMENDMENT AND TERMINATION OF THE PLAN AND
               ADOPTION OF THE PLAN BY OTHER EMPLOYERS

     10.1 Right to Amend or Terminate..................... 10-1
     10.2 Effect of Termination........................... 10-1
     10.3 [RESERVED]...................................... 10-1
     10.4 Adoption of the Plan by Affiliate
            or Related Entity............................. 10-1
     10.5 Adoption of the Plan by Successor............... 10-2


ARTICLE 11.    GENERAL PROVISIONS

     11.1 Merger or Consolidation of the Trust............ 11-1
     11.2 Nonreversion.................................... 11-1
     11.3 Nonalienation................................... 11-2
     11.4 Facility of Payment............................. 11-2
     11.5 Indemnification................................. 11-2
     11.6 Limitation of Rights............................ 11-3

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                                                           PAGE
                                                           ----

     11.7 Employment Non-Contractual...................... 11-3
     11.8 Governing Laws.................................. 11-3
     11.9 Bonding......................................... 11-3


ARTICLE 12.    TOP-HEAVY PROVISIONS

     12.l Determination of Top-Heaviness.................. 12-1
     12.2 Minimum Allocation.............................. 12-2
     12.3 Maximum Compensation............................ 12-2
     12.4 Minimum Vesting................................. 12-2
     12.5 Definitions..................................... 12-3

APPENDIX

     A.   Adopting Affiliates and Related Entities........ A-1
     B.   Distribution Options Available to Employees
            Who Participated in Poseyville Telephone
            Company, Inc. Salary Reduction Plan........... B-1
     C.   Distribution Options Available to Employees
            Who Participated in Blue Ridge Telephone
            Company 401(k) Plan........................... C-1

                 TELEPHONE AND DATA SYSTEMS, INC.
                 --------------------------------

               TAX-DEFERRED SAVINGS PLAN AND TRUST
               -----------------------------------


     ARTICLE 1.  ESTABLISHMENT AND FIDUCIARIES.

     1.1  Establishment of Plan and Trust.
          -------------------------------

          The Company initially established the Plan and Trust as of December 1, 1985, to provide, together with other retirement plans provided for eligible Employees by the Company, Social Security and personal savings, for retirement benefits for employees participating in the Plan. It was and is intended that the Plan and Trust continuously qualify under Sections 401 and 501 of the Code, respectively, and that contributions to the Trust be deductible under Section 404 of the Code.

          Several amendments to the Plan and Trust have hereto-fore been made. Pursuant to the power reserved by the Company in the Plan, the Company now amends and restates the Plan and Trust in its entirety effective October 1, 1989, to conform to the requirements of the Tax Reform Act of 1986 ("TRA-86"). Certain amendments, as specified herein, are effective at a date earlier than October 1, 1989, as required by TRA-86.

     1.2  Appointment of Fiduciaries of Plan and Trust.
          --------------------------------------------

          (a) The Company shall be the "Administrator" and the "Named Fiduciary" of the Plan, both within the meaning of ERISA. The Company may designate in writing, if not otherwise specified in the Plan, a person or persons to be responsible for carrying out its duties as administrator or named fiduciary.

          (b) The Company has appointed one or more trustees to be responsible for the administration of the Trust, in accordance with the terms hereof.

          (c) The Company may designate in writing an individual or committee to be responsible for the administration of the Trust. If the Company appoints more than one Trustee to be responsible for the administration of the Trust and more than one such Trustee is entitled to participate in the making of any decision, the decision of the majority in number shall control in the event of any disagreement among them. Any nonconcurring Trustee shall not be liable or responsible for any action taken or failed to be taken over such Trustee's dissent if his dissent is filed in writing with the other Trustees or such other appro-priate action is taken which is required under ERISA.


                               1-1

     1.3  Delegation of Fiduciary Responsibility.
          --------------------------------------

          (a) The Company may delegate any of its duties to another person and has delegated to the Trustee its power to appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) and to remove any investment manager so appointed.

          (b) If there is more than one person designated as Trustee, such persons may (i) allocate fiduciary responsibilities between, or to, any one or more of them; (ii) designate others to carry out such responsibilities; and (iii) appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) and may also remove any investment manager so appointed.

          (c) The Company and the Trustee mutually represent and warrant, each to the other, that any directions given or informa-tion furnished by them or their respective agents for purposes of the Plan or the Trust will be given or furnished in accordance with the terms hereof, and in accordance with the applicable provisions of the Code and ERISA.


                               1-2

     ARTICLE 2.  DEFINITIONS.

          Wherever used in this document, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include words in the plural, and words in the plural shall include the singular. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire document and not to any particular provi-sions. The titles and headings of the provisions in this docu-ment are inserted merely for convenience of reference and shall be given no legal effect.

          As used in this document, unless the context otherwise requires:

          ACCOUNT means the value of an Employee's interest in the Trust. EMPLOYER ACCOUNT means that part of an Employee's Account attributable to Employer contributions other than Matching Employer Contributions. EMPLOYER MATCHING ACCOUNT means that part of an Employee's Account attributable to Matching Employer Contributions. SALARY REDUCTION CONTRIBUTIONS ACCOUNT means that part of an Employee's Account attributable to his Salary Reduction Contributions, if any. EMPLOYEE VOLUNTARY ACCOUNT means that part of an Employee's Account attributable to his voluntary contributions, if any. ROLLOVER ACCOUNT means that portion of an Employee's Account attributable to the Employee's benefit transferred to the Plan under provisions of Section 7.2 hereof.

          AFFILIATE means any trade or business entity which is a member of a controlled group with the Company (as described in Section 414(b) and (c) of the Code, and modified by Section 415(h) of the Code, where applicable) or is a member of an affiliated service group with the Company (as described in Section 414(m) of the Code) and any other entity required to be aggregated with the Company pursuant to final regulations under
Section 414(o) of the Code.

          ANNUAL ADDITION means, with respect to any Plan Year, an amount equal to the sum of (a), (b), (c) and (d) below, allocated to any Employee's Account, where:

          (a) equals that portion of the Employer contributions under Sections 4.1, 4.3 and 12.2 allocated to such Account, including any such contributions that are forfeited by, or returned to, the Employee pursuant to Section 4.5(b);

          (b)  equals the sum of all Salary Reduction
     Contributions made by the Employee, including any such contributions that are returned to the Employee pursuant to
     Section 4.5(a);


                               2-1

          (c) equals all of the Employee's voluntary con-tributions, if any; and

          (d) equals that portion of any forfeitures allo-cated to such Account.

          ANNUAL VALUATION DATE means September 30 of each Plan Year beginning before October 1, 1993 and December 31 of each Plan Year beginning after September 30, 1993. SEMI-ANNUAL VALUATION DATE means March 31 and September 30 of each Plan Year beginning before October 1, 1993 and June 30 and December 31 of each Plan Year beginning after September 30, 1993. QUARTER-ANNUAL VALUATION DATE means March 31, June 30, September 30 and December 31 of each Plan Year.

          BENEFICIARY means the person or persons entitled to receive benefits under the Plan payable upon an Employee's death.

          BENEFITS DEPARTMENT means the employee benefits depart-ment of the Company, located at 301 South Westfield Road, Post
Office Box 5158, Madison, Wisconsin 53705-0158.

          CODE means the Internal Revenue Code of 1986, as amended from time to time.

          COMPANY means TELEPHONE AND DATA SYSTEMS, INC., an Iowa corporation, and any successor thereto that adopts the Plan.

          COMPENSATION means the compensation paid as remunera-tion for services by an Employee as defined in each article herein where such term appears. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1988, Compensation in excess of the limit set forth in Section 401(a)(17) of the Code (adjusted for changes in the cost of living pursuant to Section 401(a)(17) of the Code and, for the Plan Year that begins October 1, 1993, multiplied by 3/12) shall be disregarded for all purposes under the Plan.

          DESIGNATED FUND means an investment fund selected by the Trustee to which Employees may, in accordance with Article 5 hereof, direct the investment of all or some portion of their Accounts.

          EFFECTIVE DATE means the effective date of the amend-ment and restatement of the Plan, which is October 1, 1989.

          EMPLOYEE means any person who is employed by the Compa-ny, an Affiliate or a Related Entity, and any former Employee who may be entitled to a retirement benefit from the Plan by reason of his participation herein. The term shall not include any Leased Employee or any person excluded by name or classification by the Company, an Affiliate or a Related Entity upon adoption of

                               2-2
the Plan. The term shall also not include any person covered by a collective bargaining agreement that does not by its terms provide that such person is eligible to participate in the Plan. In the event, however, that persons otherwise eligible to partic-ipate in the Plan select a bargaining representative subsequent to the Effective Date then such persons shall continue to be eligible to participate pending the completion of negotiations between the Company and such persons' selected bargaining repre-sentative. Upon completion of negotiations, if the resulting collective bargaining agreement does not expressly provide for continued eligibility then such persons shall become ineligible to participate further in the Plan as of the effective date of such collective bargaining agreement.

          EMPLOYER means the Company, any Affiliate or Related
Entity that adopts the Plan pursuant to the provisions of Section
10.4 hereof with the Company's consent to such adoption.

          EMPLOYMENT COMMENCEMENT DATE means the date on which an Employee first performs an Hour of Service for the Company, an Affiliate, or a Related Entity or first performs an hour of service (determined in accordance with Department of Labor Regulation Sec. 2530.200b-2) with a company any of the stock or assets of which are directly or indirectly acquired by the Company.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          ENTRY DATE means the first day of each quarter Plan
Year.

          401(k) DEFERRAL PERCENTAGE means that percentage, rounded to the nearest one-hundredth of one percent, that is equal to the ratio of the Employee's Salary Reduction Contributions for the Plan Year to the Employee's Compensation. In any Plan Year, the Company at its discretion may determine each Employee's 401(k) Deferral Percentage by adding to such Employee's Salary Reduction Contributions either (i) Matching Employer Contributions allocated to such Employee's Account that are distributable no earlier than the occurrence of the circumstances described in Section 401(k)(2)(B) of the Code and are nonforfeitable within the meaning of Section 401(k)(2)(C) of the Code or (ii) Employer contributions allocated to such Employee's Account that are "qualified nonelective contributions" within the meaning of Section 401(m)(4)(C) of the Code as of the end of the Plan Year or both (i) and (ii). For purposes of this definition, Compensation means compensation that is includable in gross income (or would be includable but for Section 125, 402(a)(8) or 402(h) of the Code) and is actually paid to the Employee during the portion of the 12-month period ending on the last day of the Plan Year during which the Employee was eligible

                               2-3
to participate in the Plan under Section 3.1 (disregarding any prohibition imposed by Section 6.9(d)(i)). If an Employee is a 5% owner (within the meaning of Section 416(i)(1)(B)(i) of the Code) or one of the ten Employees who receives the greatest amount of Compensation during the Plan Year and such Employee has any family members (as defined in Section 414(q)(6)(B) of the Code) who are employed by an Employer during the Plan Year, then
(i) the Employee's 401(k) Deferral Percentage will be determined as if the Employee's Salary Reduction Contributions and Compensation included the Salary Reduction Contributions and Compensation of each such family member; (ii) if any Matching Employer Contributions are included in determining the Employee's 401(k) Deferral Percentage, all Matching Employer Contributions allocated to each such family member's Account will be considered allocated to such Employee's Account; and (iii) a 401(k) Deferral Percentage shall not be separately computed for each such family member.

          401(m) CONTRIBUTION PERCENTAGE means that percentage, rounded to the nearest one-hundredth of one percent, that is equal to the ratio of the Matching Employer Contribution made on behalf of the Employee and the Employee's voluntary contributions, if any, for the Plan Year to the Employee's Compensation. In any Plan Year, the Company at its discretion may determine each Employee's 401(m) Contribution Percentage by adding to such Employee's Matching Employer Contributions all or a portion of the Salary Reduction Contributions allocated to such Employee's Account as of the end of the Plan Year. For purposes of this definition, Compensation means compensation that is includable in gross income (or would be includable but for Section 125, 402(a)(8) or 402(h) of the Code) and is actually paid to the Employee during the portion of the 12-month period ending on the last day of the Plan Year during which the Employee was eligible to participate in the Plan under Section 3.1 (disregarding any prohibition imposed by Section 6.9(d)(i)). If an Employee is a 5% owner (within the meaning of Section 416(i)(1)(B)(i) of the Code) or one of the ten Employees who receives the greatest amount of Compensation during the Plan Year and such Employee has any family members (as defined in Section 414(q)(6)(B) of the Code) who are employed by an Employer during the Plan Year, then (i) the Employee's 401(m) Contribution Percentage will be determined as if the Matching Employer Contribution made on behalf of the Employee, the Employee's voluntary contributions, if any, and the Employee's Compensation included the Matching Employer Contribution made on behalf of each such family member and each such family member's voluntary contributions, if any, and Compensation; and (ii) a 401(m) Contribution Percentage shall not be separately computed for each such family member.

          HIGHLY COMPENSATED EMPLOYEE means (i) with respect to Plan Years beginning before January 1, 1994, any Employee or


                               2-4
former Employee described in Paragraph (a), (b) or (d) below, and
(ii) with respect to Plan Years beginning on or after January 1, 1994, in accordance with the Company's election effective January
1, 1994 under Treasury Regulation Section 1.414(q)-IT Q&A14(b)(1) to make the look-back year the calendar year ending with the current Plan Year, any Employee or former Employee described in Paragraph
(c) or (d) below.

          (a) An Employee is described in this Paragraph (a) if such Employee did not terminate Service during the current Plan
Year and satisfied the requirements of Paragraph (e) below during the immediately preceding Plan Year.

          (b) An Employee is described in this Paragraph (b) if such Employee did not terminate Service during the current Plan Year and (i) satisfied the requirements of Paragraph (e)(i) below during the current Plan Year; or (ii) satisfied the requirements of Paragraph (e)(ii), (iii) or (iv) below during the current Plan Year and was one of the 100 employees of the Company and all Affiliates who received the most Compensation during the current Plan Year.

          (c) An Employee is described in this Paragraph (c) if such Employee did not terminate Service during the current Plan
Year and satisfied the requirements of Paragraph (e) below during the current Plan Year.

          (d) An Employee is described in this Paragraph (d) if such Employee terminated Service before the current Plan Year and was a Highly Compensated Employee as described above during any Plan Year following the date such Employee attained age 55 or during the Plan Year in which the Employee terminated Service.

          (e) An Employee is described in this Paragraph (e) if such Employee:

          (i)  was a 5% owner of the Company or any
     Affiliate or Related Entity;

          (ii) received aggregate Compensation from the Company and any Affiliate or Related Entity in excess of $75,000 (adjusted for changes in the cost of living under applicable rules and regulations and, for the Plan Year that begins October 1, 1993, multiplied by
     3/12)

          (iii) received aggregate Compensation from the Company and any Affiliate or Related Entity in excess of $50,000 (adjusted for changes in the cost of living under applicable rules and regulations and, for the Plan Year that begins October 1, 1993, multiplied by
     3/12) and was in the group of employees of the Company

                               2-5
     and all Affiliates or Related Entities who received more
     Compensation than 80% of all other employees of the Company and all Affiliates or Related Entities; or

          (iv) received aggregate Compensation from the Company and any Affiliate or Related Entity in excess of $45,000 (adjusted for changes in the cost of living under applicable rules and regulations and, for the Plan Year that begins October 1, 1993, multiplied by
     3/12) and was at any time an officer of the Company or any Affiliate or Related Entity.

          (f) For purposes of this definition, Compensation means compensation that is includible in gross income (or would be includible in gross income but for Section 125, 402(a)(8) or 402(h)(1)(B) of the Code) and is actually paid to the Employee during the Plan Year for which such determination is being made.

          (g) All determinations of Highly Compensated Employees hereunder shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

          LEASED EMPLOYEE means any person who renders services to the Company or any Affiliate or Related Entity as a leased employee and is described in Section 414(n) of the Code.

          MATCHING EMPLOYER CONTRIBUTION means the amounts con-tributed for an Employee by his Employer under Section 4.3 hereof.

          NORMAL RETIREMENT DATE means the date on which the Employee attains age 65.

          PLAN means the tax-deferred savings plan herein set forth and any amendment or supplement thereto.

          PLAN YEAR means for periods of time before October 1, 1993, the twelve month period beginning on October 1 and ending on September 30 of the immediately following year; for the plan year beginning on October 1, 1993, the plan year means the 3-month period beginning on October 1, 1993 and ending on December 31, 1993; and for periods of time after December 31, 1993, the plan year means the 12-month period beginning on January 1 and ending on the immediately following December 31.

          RELATED ENTITY means any other trade or business entity in which the Company or an Affiliate has an interest and that is a "subsidiary" of the Company as defined in Regulation C, Rule 405, promulgated by the Securities and Exchange Commission under the Securities Act of 1933.


                               2-6

          SALARY REDUCTION CONTRIBUTION means the amounts con-tributed on behalf of an Employee by his Employer pursuant to the Employee's election under Section 4.2 hereof.

          SERVICE means employment by the Company, until ter-minated by quit, discharge, retirement, disability, death or otherwise, accounted for in accordance with Paragraphs (a) and
(b) below. Employment by an Affiliate or Related Entity shall be treated as employment by the Company for purposes of computing Service hereunder.

          (a) HOURS OF SERVICE means the sum of all hours cre-dited to an Employee under Subparagraphs (i) through (iv) below, determined from the employment records of the Company, the Affil-iates and Related Entities which accurately reflect the actual hours of service to which the Employee is entitled. Employees for whom employment records do not accurately reflect the hours of service to which the Employee is entitled shall be credited with Hours of Service under an alternative method permitted by applicable law.

          (i) An Employee shall be credited with an Hour of Service for each hour for which he is directly or indirectly paid, or entitled to payment by the Company, an Affiliate or a Related Entity for the performance of duties. These hours shall be credited to the Employee for the Plan Year in which such duties are performed.

          (ii) An Employee shall be credited with an Hour of Service for each hour for which he is directly or indirectly paid, or entitled to payment by the Company, an Affiliate or a Related Entity for a period of time during which he performed no duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. These hours shall be credited to the Employee for the Plan Year during which such absence occurs.

          (iii) An Employee shall be credited with an Hour of Service for each hour for which back pay, irre-spective of mitigation of damages, has been either awarded or agreed to by the Company, an Affiliate or a Related Entity. These hours shall be credited to the Employee for the Plan Year to which such award or agreement pertains rather than the year in which the award, agreement or payment is made.

          (iv) Hours of Service shall be credited to an Employee on the basis of the actual hours for which he is paid or entitled to payment, and no Employee shall

                               2-7
     be credited with Hours of Service for the same hours under more than one of the preceding Subparagraphs. Notwithstanding Subparagraphs (i) through (iii) above, (A) no Employee shall be credited with more than 501 Hours of Service under Subparagraph
     (ii) above on account of any single continuous period during which he performs no duties, (B) no Hours of Service shall be credited to an Employee under Subparagraph (ii) above to the extent payment for any period of time during which no duties are performed is made or due under a program maintained solely for the purpose of complying with any applicable worker's compensation or disability insurance laws, and (C) Hours of Ser-vice shall not be credited with respect to any payment which solely reimburses an Employee for medical or medically-related expenses incurred by him.

          (v) All Hours of Service shall be credited and determined in accordance with Department of Labor
     Regulation Section 2530.200b-2(b) and (c).

          (vi) For purposes of this definition, Compen-sation means compensation that is includible in gross income (or would be includible in gross income but for Section 125, 402(a)(8) or 402(h)(1)(B) of the Code) and is actually paid to the Employee during the Plan Year for which such determination is being made.

          (b) BREAK IN SERVICE means any Plan Year (or, for purposes of determining eligibility to participate in the Plan, any eligibility period) during which an Employee is not credited with more than 500 Hours of Service under the Plan. Notwithstanding the preceding sentence, no Employee shall incur a Break in Service for the Plan Year that begins October 1, 1993. Solely for purposes of determining whether an Employee has incurred a Break in Service, such Employee shall, in addition to Hours of Service credited under Paragraph (a) above, be credited with Hours of Service based upon his customary period of work, for periods of absence during which no duties are performed and for which the Employee is not paid or entitled to payment by the Company, an Affiliate or a Related Entity due to (i) service in the armed forces of the United States, provided such Employee returns to work within the period and under the conditions provided by law for the protection of his reemployment rights following such service, (ii) temporary layoff or leave of absence both of which must be approved in advance by the Company, an Affiliate or a Related Entity, provided such Employee returns to work on the date fixed by the Company, an Affiliate or a Related Entity, and (iii) leave of absence due to the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or caring for such child for a period immediately following such

                               2-8
birth or placement. For purposes of (iii) above, Hours of Service shall be credited for the Plan Year in which such leave of absence begins, if credit is necessary to prevent the Employee from incurring a Break in Service; otherwise, Hours of Service shall be credited in the immediately following Plan Year. Not more than 501 Hours of Service shall be credited under (iii) above.

          TDS COMMON SHARES means Common Shares, par value $1.00 per share, of Telephone and Data Systems, Inc., an Iowa Corpora-tion.

          TOTAL AND PERMANENT DISABILITY means a disability
(determined by the Company's disability insurer) which has ren-dered the Employee totally and permanently disabled within the meaning of the Company's long term disability plan.

          TRUST means the tax-deferred savings trust herein set forth and any amendment or supplement thereto.

          TRUSTEE means LeRoy T. Carlson, Jr., Ronald D. Webster,
C. Theodore Herbert and Michael G. Hron and any successor to any such individual.

          USCC COMMON SHARES means Common Shares, par value $1.00 per share, of United States Cellular Corporation, a Delaware
Corporation.


                               2-9

     ARTICLE 3.  PARTICIPATION AND SERVICE CREDIT.

     3.1  Participation.
          -------------

          (a)(i) Each Employee who is participating in the Plan on the day before the Effective Date shall continue to participate, subject to the amended and restated provisions hereof, from and after the Effective Date.

          (ii) In the case of an individual who becomes an Employee after the Effective Date because either (i) the individual's employer becomes an Affiliate after such date, or
(ii) any of the stock or assets of the individual's employer is directly or indirectly acquired by the Company after such date, the Employee shall become a participant in the Plan as of the date specified in the agreement under which either the Employee's employer became an Affiliate or the stock or assets of the Employee's employer was directly or indirectly acquired by the Company, provided that the Employee satisfies the requirements of
Section 3.1(b) hereof as of such date (taking into account hours of service described in Section 3.4(a)). If no date is specified in such agreement or if the Employee does not satisfy the requirements of Section 3.1(b) as of the date specified in such agreement, the Employee shall commence participation in the Plan in accordance with Section 3.1(b) hereof (taking into account hours of service described in Section 3.4(a)).

          (b) Each other Employee shall commence participation in the Plan as of the later of the Effective Date or the first
Entry Date coincident with or next following the date on which he satisfies the following requirements:

          (i)  he is employed by an Employer;

         (ii)  he attains age 21; and

        (iii) he completes his eligibility period during which he is credited with 1,000 Hours of Service. An Employee's initial eligibility period shall be the 12-consecutive calendar month period beginning on his Employment Commence-ment Date. If an Employee is not credited with 1,000 Hours of Service during his initial eligibility period, his subse-quent eligibility period shall be the Plan Year, beginning with the Plan Year that includes the first anniversary of the Employee's Employment Commencement Date.
     Notwithstanding the preceding sentences, if an Employee's subsequent eligibility period is the Plan Year that begins October 1, 1993, such Employee shall satisfy the requirement set forth in this Paragraph (iii) if such Employee is credited with 250 Hours of Service during such Plan Year.

                               3-1

          (c) If the Service of an Employee who is not participating in the Plan terminates and is later reemployed:

          (i) his initial participation in the Plan shall be determined by reference to his Employment Commence-ment Date, if he is reemployed before he incurs a Break in Service; and

          (ii) he shall be treated as a new Employee, if he is reemployed after he incurs a Break in Service.

          (d) If the Service of an Employee who participates in the Plan terminates, in the event of his later reemployment, he shall recommence participation as of the date of his reemployment by an Employer.

          (e) No Leased Employee shall be eligible to partici-pate in the Plan.

     3.2  Year of Benefit Accrual Service.
          -------------------------------

          (a) Each Employee who is participating in the Plan on the day before the Effective Date shall be credited as of the Effective Date with a Year of Benefit Accrual Service for each Year of Service credited to such Employee under the Plan as of the Effective Date. For each Plan Year ending after the Effective Date, but not for the Plan Year beginning October 1, 1993, each such Employee shall be credited with a Year of Benefit Accrual Service if (i) he is participating in the Plan and is credited with 1,000 Hours of Service for such Plan Year and (ii) he is in the Service of an Employer on the Annual Valuation Date or terminated Service during the Plan Year on account of his retirement, Total and Permanent Disability or death.

          (b) Each Employee who begins participating in the Plan on or after the Effective Date shall be credited with a Year of Benefit Accrual Service for a Plan Year in which such Employee is participating in the Plan, but not for the Plan Year beginning October 1, 1993, if (i) he is credited with 1,000 Hours of Service for such Plan Year and (ii) he is in the Service of an Employer on the Annual Valuation Date or had terminated Service during the Plan Year on account of retirement, Total and Permanent Disability or death.

          (c) In addition to the foregoing, each Employee participating in the Plan on any day during the Plan Year that begins October 1, 1993 shall be credited with a Year of Benefit Accrual Service with respect to such Plan Year if (i) he is credited with 250 Hours of Service in such Plan Year and (ii) he is in the Service of an Employer on the Annual Valuation Date or had terminated Service during the Plan Year on account of retirement, Total and Permanent Disability or death.


                               3-2

          (d) For purposes of this Section, retirement shall mean any termination of Service after such Employee is eligible for early retirement benefits under any other qualified retirement plan maintained by the Company, an Affiliate or Related Entity with which the Employee is in Service at the time of such termination, or if no such Plan exists, termination of Service after the date on which the sum of the Employee's age and Years of Vesting Service equals 77, provided that he has attained 57 years of age.

     3.3  Year of Vesting Service.
          -----------------------

          (a) An Employee shall be credited with a Year of Vesting Service for each Plan Year in which he is credited with 1,000 Hours of Service. Notwithstanding the foregoing, an Employee shall be credited with a Year of Vesting Service for the Plan Year that begins October 1, 1993 if he is credited with either (i) 250 Hours of Service during such Plan Year; or (ii) 1,000 Hours of Service during the 12-month period beginning October 1, 1993.

          (b) If the Service of an Employee terminates, in the event of his later reemployment, Years of Vesting Service cred-ited prior to a Break in Service shall be disregarded for pur-poses of determining Years of Vesting Service credited after such Break in Service if (i) the Employee was not entitled to any nonforfeitable percentage of his Account derived from Employer contributions prior to the Break in Service, and (ii) the number of his consecutive Breaks in Service equals the greater of 5 or the total number of his Years of Vesting Service credited prior to such Break in Service.

          (c) If the Service of an Employee terminates, in the event of his later reemployment, Years of Vesting Service cred-ited after 5 consecutive Breaks in Service shall be disregarded for purposes of determining Years of Vesting Service to be cred-ited before such 5 consecutive Breaks in Service.

          (d) If the Service of an Employee terminates, in the event of his later reemployment, Years of Vesting Service with respect to which the Employee has received a distribution of the nonforfeitable balance in his Account as a result of his ter-mination of Service shall be disregarded unless the Employee returns to Service and repays the full amount of such distri-bution to the Plan on or before the earlier of (i) the Annual Valuation Date on which the Employee incurs 5 consecutive Breaks in Service following such distribution, or (ii) the end of the 5-year period beginning on the date the Employee returns to Ser-vice.

     3.4  Employment By the Company and an Affiliate or Related
           Entity
          -----------------------------------------------------

                               3-3

          (a) For purposes of determining participation hereunder, an Employee shall be credited with Hours of Service
(i) with respect to all Service with the Company, any Affiliate and any Related Entity and (ii) for all hours of service
(determined in accordance with Department of Labor Regulation Section 2530.200b-2) with any company any of the stock or assets of which are directly or indirectly acquired by the Company.

          (b) For purposes of determining Years of Vesting Service hereunder, an Employee shall be credited with Hours of Service with respect to all Service with the Company and any Affiliate or Related Entity (but only after the Affiliate or Related Entity became an Affiliate or Related Entity, as the case may be).

          (c) For purposes of determining Years of Benefit Accrual Service hereunder, an Employee shall be credited with Hours of Service only with respect to Service with the Company. Service with an Affiliate that adopts the Plan under Section 10.4 hereof shall be considered Benefit Accrual Service with respect to that Affiliate, the Company and any other Affiliate that adopts the Plan, but only with respect to Hours of Service credited on or after the Affiliate adopts the Plan.

          (d)  For purposes of subsection (a) and (b) above and
Article 6, if an Employee transfers employment among the Company, any Affiliate or any Related Entity, such Employee shall not be deemed to have terminated Service. However, for purposes of subsection (c), but not for purposes of Article 6, if an Employee transfers employment from the Company or any Affiliate to a Related Entity, such Employee shall be deemed to have terminated Service.

     3.5  [RESERVED].

     3.6  Vesting Service Under Plans Merged into the Plan and
Plans Previously Maintained by an Employer.
- ---------------------------------------------------------------

          (a) In addition to the Years of Vesting Service credited to any Employee under the preceding provisions of this
Article 3, an Employee shall, upon the first Entry Date on which an Employee commences participation in the Plan under Section 3.1 hereof, be credited with Years of Vesting Service equal to the excess of (i) vesting service credited to the Employee under any predecessor plan (defined in subsection (b) below) or any plan that is merged into this Plan over (ii) the Years of Vesting Service credited to the Employee under the preceding provisions of this Article 3. Notwithstanding the preceding sentence, in the case of an Employee who participated in a predecessor plan and who incurred five or more consecutive break in service years (as defined in Section 411(a)(6) of the Code), no Years of Vesting Service shall be credited to an Employee under this Plan

                               3-4
for vesting service credited to the Employee under such predecessor plan if (i) the Employee had no vested right to employer contributions under such predecessor plan and (ii) the number of his consecutive break in service years equals the greater of five and the number of years of service credited to the Employee under the predecessor plan.

          (b) For purposes of this Section 3.6, a predecessor plan means a plan qualified under Section 401(a) of the Code that was maintained by an Employer or any company that becomes an Employer and that is terminated within the 5-year period immediately preceding or following the date this Plan is adopted by such Employer.



                               3-5

     ARTICLE 4.  CONTRIBUTIONS AND VALUATION.

     4.1  Company Contributions.
          ---------------------

          (a) Each Employer shall contribute to the Trust for each Plan Year, such amount, if any, as its Board of Directors shall determine by appropriate resolution.

          (b) Notwithstanding subsection (a) above to the con-trary, each Employer shall contribute during each Plan Year an amount that is necessary to restore any Account of it Employees pursuant to Section 6.4(f) hereof if such Account is not restored pursuant to Section 5.5(a) hereof.

          (c) All Employer contributions under this Section 4.1 shall be in cash or, in the sole discretion of the Company, in TDS Shares or USCC Shares, and shall be made within the time prescribed by law for filing the Employer's federal income tax return, including extensions thereof, for the taxable year in which the Plan Year ends or, for Plan Years beginning after September 30, 1993, the taxable year that ends with the Plan Year. For purposes of this Section 4.1, TDS Common Shares and USCC Common Shares shall be valued at the average closing price for such shares on the American Stock Exchange, Inc. ("AMEX"), for the last trading day preceding the date of purchase.

     4.2  Salary Reduction Contributions.
          ------------------------------

          (a) Except as provided in subsection (f) below, an Employee who is eligible to participate in the Plan under Section
3.1 may authorize the Company to make a Salary Reduction Contribution in any whole percentage (or fraction thereof from time to time permitted by the Company) of his Compensation up to a maximum of 15% thereof. Each Employee who authorizes a Salary Reduction Contribution shall have his total compensation for such period reduced by an equal amount. For purposes of this subsection (a), Compensation means compensation that is includ-ible in gross income (or would be includible in gross income but for Section 125, 402(a)(8) or 402(h)(1)(B) of the Code) and is actually paid to the Employee during the Plan Year including all commissions, bonuses and overtime pay, but excluding reimburse-ment for business expenses, any other taxable or non-taxable fringe benefits and any other contributions to this or any other qualified plan of deferred compensation of the Company.

          (b) Contributions authorized by an Employee under subsection (a) above shall remain in effect until such time as he may change or suspend such contributions by filing with the Company a form prescribed by the Company for such purpose. Any such change shall become effective on the first day after the Quarter-Annual Valuation Date next following the date of the Company's receipt of such change form. Any such suspension shall


                               4-1
become effective as soon as practicable after receipt by the Company of notice of such suspension. An Employee who suspends such contributions may not resume such contributions until the first day after the Quarter-Annual Valuation Date next following such suspension. An Employee who changes such contributions may not make another change until the first day after the Quarter-Annual Valuation Date next following such change.

          (c) All Salary Reduction Contributions shall be provi-sionally accepted and are subject to return to the Employee pursuant to the provisions of Section 4.5 hereof.

          (d) Salary Reduction Contributions authorized by any Employee under subsection (a) may be reduced or suspended during a Plan Year by the Company if, in its sole discretion, it determines that such reduction or suspension is necessary or desirable in order that the actual deferral percentage of all eligible Highly Compensated Employees (determined as a group) does not exceed the greater of:

          (i) 125% of the actual deferral percentage of all other eligible Employees (determined as a group), or

         (ii) the lesser of 200% of the actual deferral percentage of all other eligible Employees (determined as a group) and 2 percentage points in excess of the actual deferral percentage of all other eligible Employees
     (determined as a group).

For purposes of this subsection (d), the actual deferral percentage of a group of eligible Employees shall be the average, rounded to the nearest one-hundredth of one percent, of the 401(k) Deferral Percentages of Employees in the group for the Plan Year.

          (e) As promptly as practicable, the aggregate amount of Salary Reduction Contributions authorized under this Section
4.2 and deducted from payroll on behalf of each Employee shall be remitted to the Trustee, but in no event later than 90 days after the date on which they were authorized and payable to the Employers' Employees.

          (f) Notwithstanding anything herein to the contrary, no Employee's Salary Reduction Contribution during any calendar year shall exceed the amount provided for in Section 402(g) of the Code, adjusted for changes in the cost of living under applicable rules and regulations ($8,475 for 1991). If for any calendar year an Employee determines that the aggregate amount of Salary Reduction Contributions and amounts contributed under other plans or arrangements maintained by the Company or an Affiliate and described in Section 401(k), 408(k) or 403(b) of the Code will exceed the limitations of this subsection (f) for

                               4-2
the calendar year in which such contributions were made, such Employee shall, pursuant to such rules and at such time following such calendar year as determined by the Company, be allowed to submit a written request that such excess contributions, reduced by any amounts previously distributed pursuant to Section 4.5(a), plus any income allocable thereto for the calendar year to which the contributions relate, shall be distributed to him. The amount of income to be distributed pursuant to the preceding sentence shall be determined in accordance with applicable rules and regulations. The request described in this subsection shall be made on a form provided by the Company which specifies the Employee's contributions in excess of the limitations of this subsection (f) for the calendar year. A distribution of such excess contributions, plus income, shall be made no later than April 15 of the calendar year following the calendar year for which such excess contributions were made.

     4.3  Matching Employer Contributions.
          -------------------------------

          (a)(i) For Salary Reduction Contributions made before July 1, 1992, each Employer shall contribute to the Trust a Matching Employer Contribution on behalf of each of its participating Employees who is credited with a Year of Benefit Accrual Service equal to 10% of the Matchable Salary Reduction Contribution of each such Employee. For purposes of this Sec-tion 4.3(a)(i), an Employee's "Matchable Salary Reduction Contribution" means the Salary Reduction Contributions authorized by the Employee that do not exceed 4% of the Employee's Compensation determined on a per pay period basis. For purposes of this subsection (a), Compensation shall have the same meaning as that term is defined in Section 4.2(a) hereof.

          (ii) Effective for Salary Reduction Contributions made on or after July 1, 1992 and before April 1, 1993, each Employer shall contribute to the Trust a Matching Employer Contribution on behalf of each of its Employees who is participating in the Plan and who is credited with a Year of Benefit Accrual Service equal to (i) in the case of United States Cellular Corporation ("USCC"), 20%, and (ii) in the case of any other Employer, 10%, of the Matchable Salary Reduction Contribution of each such Employee. For purposes of this Section 4.3(a)(ii), an Employee's "Matchable Salary Reduction Contribution" means the Salary Reduction Contributions authorized by the Employee that do not exceed (i) in the case of an Employee of USCC, 6%, and (ii) in the case of an Employee of any other Employer, 4%, of the Employee's Compensation determined on a per pay period basis.
For purposes of this subsection (a), Compensation shall have the same meaning as that term is defined in Section 4.2(a).

          (iii) Effective for Salary Reduction Contributions made on or after April 1, 1993 and before January 1, 1994, each Employer shall contribute to the Trust a Matching Employer


                               4-3

Contribution on behalf of each of its Employees who is participating in the Plan and who is credited with a Year of Benefit Accrual Service equal to (i) in the case of United States Cellular Corporation ("USCC"), American Paging, Inc. and each Employer that is a subsidiary of USCC or American Paging, Inc., 20%, and (ii) in the case of any other Employer, 10%, of the Matchable Salary Reduction Contribution of each such Employee. For purposes of this Section 4.3(a)(iii), an Employee's "Matchable Salary Reduction Contribution" means the Salary Reduction Contributions authorized by the Employee that do not exceed (i) in the case of an Employee of USCC, American Paging, Inc. or an Employer that is a subsidiary of USCC or American Paging, Inc., 6%, and (ii) in the case of an Employee of any other Employer, 4%, of the Employee's Compensation determined on a per pay period basis. For purposes of this subsection (a), Compensation shall have the same meaning as that term is defined in Section 4.2(a).

          (iv) Effective for Salary Reduction Contributions made on or after January 1, 1994, each Employer shall contribute to the Trust a Matching Employer Contribution on behalf of each of its Employees who is participating in the Plan and who is credited with a Year of Benefit Accrual Service equal to 20% of the Matchable Salary Reduction Contribution of each such Employee. For purposes of this Section 4.3(a)(iv), an Employee's "Matchable Salary Reduction Contribution" means the Salary Reduction Contributions authorized by the Employee that do not exceed 6% of the Employee's Compensation determined on a per pay period basis. For purposes of this subsection (a), Compensation shall have the same meaning as that term is defined in Section 4.2(a).

          (b) All Matching Employer Contributions shall be provisionally accepted and, pursuant to the provisions of Section
4.5(b), are subject to forfeiture or distribution to Highly
Compensated Employees participating in the Plan.

          (c) Matching Employer contributions required under subsection (a) above may be reduced or suspended during a Plan Year by the Company if, in its sole discretion, it determines that such reduction or suspension is necessary or desirable in order that the actual contribution percentage of all eligible Highly Compensated Employees (determined as a group) does not exceed the greater of:

          (i) 125% of the actual contribution percentage of all other eligible Employees (determined as a group), or

         (ii) the lesser of 200% of the actual contribution percentage of all other eligible Employees (determined as a group) and 2 percentage points in excess of the actual

                               4-4
     contribution percentage of all other eligible Employees
     (determined as a group).

For purposes of this subsection (c), the actual contribution percentage on behalf of a group of eligible Employees shall be the average, rounded to the nearest one-hundredth of one percent of the 401(m) Contribution Percentages of Employees in the group for the Plan Year.

          (d) Matching Employer Contributions that are added to an Employee's Salary Reduction Contributions for purposes of determining that Employee's 401(k) Deferral Percentage under
Section 4.2(d) hereof shall be disregarded for purposes of deter-mining that Employee's 401(m) Contribution Percentage.

          (e) All Matching Employer Contributions made by an Employer, other than USCC, under this Section 4.3 shall be made in TDS Common Shares (or if made in cash shall be converted thereto (except for fractional shares) by the Trustee as soon as practicable after made) and shall be made within the time for filing of the Employer's federal income tax return, including extensions thereof, for the taxable year in which the Plan Year ends or, for Plan Years beginning after September 30, 1993, the taxable year that ends with the Plan Year. All Matching Employer Contributions made by USCC under this Section 4.3 shall be made in USCC Common Shares (or if made in cash shall be converted thereto (except for fractional shares) by the Trustee as soon as practicable after made) and shall be made within the time for filing of USCC's federal income tax return, including extensions thereof, for the taxable year in which the Plan Year ends or, for Plan Years beginning after September 30, 1993, the taxable year that ends with the Plan Year. For purposes of this Section 4.3, TDS Common Shares and USCC Common Shares shall be valued at the average closing price for such shares on the AMEX for the last trading day preceding the date of purchase.

     4.4  Coordination Between Sections 4.2 and 4.3.
          -----------------------------------------

          (a) Notwithstanding the limitations on Salary Reduction Contributions under Section 4.2(d) hereof and the limitations on Matching Employer Contributions under Section 4.3(c) hereof, the Company, in its sole discretion, may further reduce or suspend such Contributions if it determines that such reduction or suspension is necessary or desirable in order that the sum of the actual deferral percentage (as defined in Section 4.2(d) hereof) on behalf of the eligible Highly Compensated Employees (determined as a group) and the actual contribution percentage (as defined in Section 4.3(c) hereof) on behalf of the eligible Highly Compensated Employees (determined as a group) does not exceed the greater of:


                               4-5

          (i) the sum of (A) 125% of the greater of (1) the actual deferral percentage on behalf of eligible Employees who are not Highly Compensated Employees (determined as a group), and (2) the actual contribution percentage on behalf of eligible Employees who are not Highly Compensated Employees (determined as a group), and (B) the lesser of (1) the sum of two percentage points and the lesser of (A)(1) and (A)(2) above, and (2) 200% of the lesser of (A)(1) and
     (A)(2) above; and

         (ii)  the sum of (A) 125% of the lesser of (i)(A)(1) and
     (i)(A)(2) above, and (B) the lesser of (1) the sum of two percentage points and the greater of (i)(A)(1) and (i)(A)(2) above and (2) 200% of the greater of (i)(A)(1) and (i)(A)(2) above.

          (b) For purposes of subsection (a) above, Matching Employer Contributions that are added to an Employee's Salary Reduction Contributions for purposes of determining that Employ-ee's 401(k) Deferral Percentage under Section 4.2(d) hereof shall be disregarded for purposes of determining that Employee's 401(m) Contribution Percentage.

     4.5  Refund of Excess Contributions.
          ------------------------------

          (a) If for any Plan Year, the Salary Reduction Contributions on behalf of the eligible Highly Compensated Employees (determined as a group) exceed the limitations under
Section 4.4 or 4.2(d) hereof, the Company shall return so much or all of such excess contribution, reduced by any amounts previously distributed pursuant to Section 4.2(f), and the income attributable to such excess contributions (as reduced), determined under subsection (f) below, to the Highly Compensated Employees participating in the Plan in the manner described in subsection (c) below. Upon the distribution of any Salary Reduction Contributions pursuant to the preceding sentence, any corresponding Employer Matching Contributions allocated to the Employee's Employer Matching Account, adjusted for income or loss pursuant to applicable rules and regulations, shall be forfeited.

          (b) If for any Plan Year the Matching Employer Contribution on behalf of the eligible Highly Compensated Employees (determined as a group) exceeds the limitations under
Section 4.4 or Section 4.3(c) hereof, such Matching Employer Contribution, to the extent not vested, shall be forfeited by, and, to the extent vested, shall be distributed to, the Highly Compensated Employees participating in the Plan in the manner described in subsection (d) below. If the Matching Employer Contribution is forfeited by or distributed to Highly Compensated Employees participating in the Plan, the income allocable to such excess, determined under subsection (f) below shall also be forfeited or distributed, as the case may be.


                               4-6

          (c) The amount of Salary Reduction Contributions that must be returned under subsection (a) above shall be allocated to each Highly Compensated Employee who has the highest 401(k) Deferral Percentage until the 401(k) Deferral Percentage of each such Highly Compensated Employee does not exceed the 401(k) Deferral Percentage of the Highly Compensated Employee with the next highest 401(k) Deferral Percentage. Any Salary Reduction Contributions that must be returned which have not been allocated under the preceding sentence shall be successively allocated to the Highly Compensated Employees who have the highest 401(k) Deferral Percentage in the manner described in the preceding sentence until the entire amount of the Salary Reduction Contributions that must be returned under subsection (a) above have been allocated. In the event that Salary Reduction Contributions must be returned to a Highly Compensated Employee whose 401(k) Deferral Percentage is determined by application of the family aggregation rules contained in the definition of 401(k) Deferral Percentage, the Salary Reduction Contributions to be returned shall be allocated among the family members (as defined in Section 414(q)(6)(B) of the Code) in proportion to the Salary Reduction Contributions of each family member that are combined to determine the 401(k) Deferral Percentage of such family group.

          (d) The amount of Matching Employer Contributions that must be forfeited or returned under subsection (b) above shall be allocated to each Highly Compensated Employee who has the highest 401(m) Contribution Percentage until the 401(m) Contribution Percentage of each such Highly Compensated Employee does not exceed the 401(m) Contribution Percentage of the Highly Compensated Employee with the next highest 401(m) Contribution Percentage. Any Matching Employer Contributions that must be forfeited or returned which have not been allocated under the preceding sentence shall be successively allocated to the Highly Compensated Employees who have the highest 401(m) Contribution Percentage in the manner described in the preceding sentence until the entire amount of the Matching Employer Contributions that must be forfeited or returned under subsection (b) above have been allocated. In the event that Matching Employer Contributions must be forfeited by, or returned to, a Highly Compensated Employee whose 401(m) Contribution Percentage is determined by application of the family aggregation rules contained in the definition of 401(m) Contribution Percentage, the Matching Employer Contributions to be forfeited or returned shall be allocated among the family members (as defined in Section 414(q)(6)(B) of the Code) in proportion to the Matching Employer Contributions of each family member that are combined to determine the 401(m) Contribution Percentage of such family group.

          (e) Any Salary Reduction Contributions that must be returned to Highly Compensated Employees under subsection (a)

                               4-7
above and any Matching Employer Contributions that must be forfeited by, or returned to, Highly Compensated Employees under subsection (a) or (b) above shall be forfeited by, or distributed to, the Highly Compensated Employees not later than the last day of the Plan Year immediately following the Plan Year in which such excess contributions arose. If such excess contributions are not forfeited or distributed within 2-1/2 months following the Annual Valuation Date of the Plan Year in which they arose, the Employers shall be subject to the excise tax imposed by
Section 4979 of the Code.

          (f) The return of Salary Reduction Contributions and the return or forfeiture of any Matching Employer Contributions under this Section 4.5 shall be accompanied by the income earned by the Trust with respect to such contributions during the Plan Year to which the contributions relate. The amount of such income shall be determined in accordance with applicable rules and regulations.

     4.6  Voluntary Employee Contributions.  Employees shall not
          --------------------------------
be required or permitted to make any non-Salary Reduction Volun-tary Contributions to the Plan.



                               4-8

     ARTICLE 5.  COMPUTATION OF BENEFITS.

     5.1  Maintenance of Accounts.  Records shall be maintained
          -----------------------
by the Trustee showing each Employee's interest in the Trust. These records shall show a separate Employer Account, an Employer Matching Account, a Salary Reduction Contributions Account and, if any, an Employee Voluntary Account and a Rollover Account for each Employee, but the maintenance of these records shall not require that the assets of each Account be segregated.

     5.2  Allocation of Plan Expenses.  As of each Quarter-Annual
          ---------------------------
Valuation Date, all expenses of administering the Plan, including any compensation of and expenses incurred by the Trustee shall, at the discretion of the Company, be paid by the Company, the Employers or out of the Trust. If such expenses are paid out of the Trust, each Account shall bear an equitable portion thereof, in accordance with uniform procedures established by the Trustee.

     5.3  Allocation of Trust Income.
          --------------------------

          (a) As of each Quarter-Annual Valuation Date, any income or loss of, and any increase or decrease in the fair market value of the Trust assets since the preceding Quarter-Annual Valuation Date shall be credited to or deducted from the Account of each Employee who has an unpaid balance in his Account as of the preceding Quarter-Annual Valuation Date (adjusted in a uniform and non-discriminatory way for contributions and with-drawals from such Account through the current Quarter Annual Valuation Date) in the ratio that each such Account bears to the total of all such Accounts.

          (b) Notwithstanding subsection (a) above, as of each Quarter-Annual Valuation Date, any increase or decrease in the fair market value of any Designated Fund attributable to an Employee's designated investment therein, and all income and losses of such Designated Fund since the preceding Quarter-Annual Valuation shall be credited to or deducted from the Account of such Employee.

     5.4  Allocation of Salary Reduction Contributions.  As of
          --------------------------------------------
the Quarter-Annual Valuation Date coincident with or next suc-ceeding the date they are made, any Salary Reduction Contribu-tions made by an Employee shall be credited to the Salary Reduc-tion Contributions Account of such Employee.

     5.5  Allocation of Employer Contributions, Forfeitures and
Matching Employer Contributions.
- ----------------------------------------------------------------

          (a) As of each Annual Valuation Date, any balance in an Employee's Account that is forfeited during the Plan Year pursuant to Sections 4.5(a), 4.5(b) and 6.4(e) hereof shall be

                               5-1
used to restore the Account of any Employee who during such Plan
Year complies with the requirements of Section 6.4(f) hereof.

          (b) As of each Annual Valuation Date, the forfeitures, if any, that remain after application of subsection (a) above shall be used to reduce the Employers' Matching Employer
Contributions under Section 4.3 hereof.

          (c) As of each Annual Valuation Date, the Matching Employer Contributions for the Plan Year under Section 4.3 hereof shall be allocated among the respective Employer Matching Accounts of Employees who made Matchable Salary Reduction Contributions to the Plan during the Plan Year under Section 4.2 hereof and who are credited with a Year of Benefit Accrual Service for the Plan Year. Each Employee's Matching Employer Account shall be credited with an amount equal to the Matching Employer Contribution made to the Trust on his behalf.

          (d) As of each Annual Valuation Date, the Employer contribution for the Plan Year under subsection 4.1(a) hereof and the forfeitures, if any, that remain after application of subsec-tions (b) and (c) above shall be allocated ratably among the respective Employer Accounts of each Employee who is credited with a Year of Benefit Accrual Service for the Plan Year in the ratio that each such Employee's Compensation bears to the total Compensation of all Employees who were credited with a Year of Benefit Accrual Service for such Plan Year.

          (e) For purposes of this Section 5.5, Compensation means compensation that is includible in gross income (or would be includible in gross income but for Section 125, 402(a)(8) or 402(b)(1)(B) of the Code) and is actually paid to the Employee during that part of the Plan Year in which the Employee is par-ticipating in the Plan.

     5.6  Priority of Allocations.  All allocations to the
          -----------------------
Accounts under this Article 5 shall be deemed to have been made on the related Annual Valuation Date or Quarter-Annual Valuation Date in the order of priority set forth in this Article 5, even though actually determined at a later date.

     5.7  Limitation on Allocations.  Notwithstanding any other
          -------------------------
provision to the contrary, the Annual Addition in any Plan Year with respect to any Employee's Account and his accounts under all other defined contribution plans of the Employers shall not exceed the lesser of $30,000 (adjusted for changes in the cost of living under applicable rules and regulations and, for the Plan Year that begins October 1, 1993, multiplied by 3/12) and 25% of such Employee's Compensation. If the amount allocable to an Employee's Account would exceed the limitation set forth in the immediately preceding sentence, then the amount in excess of such

                               5-2
limitation shall be reduced before allocations are made to the Employee's Account.

     If in any Plan Year the Annual Addition of an Employee would exceed the limitation set forth in this Section as a result of
(i) an error in estimating an Employee's Compensation, (ii) the allocation of forfeitures, (iii) a reasonable error in determining the amount of elective deferrals (within the meaning of section 401(g)(3) of the Code) that may be allocated to an Account under this Section, or (iv) under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, then the Company shall reduce such Employee's Annual Addition to the extent of such excess in the manner described below:

          (a) First, by reducing the Employee's Salary Reduction Contributions allocated to his Account and any Matching Employer Contributions attributable thereto and distributing to the Employee the amount by which his Salary Reduction Contributions have been reduced. The amount by which his Matching Employer Contributions have been reduced shall be forfeited. The amount so forfeited shall be treated as Matching Employer Contributions or Employer contributions, or both, to the extent there are any such contributions that have not yet been paid for the Plan Year. Any remaining amount shall be applied to reduce Matching Employer Contributions and Employer contributions under Section 4.1 in the next following Plan Year and each Plan Year thereafter until such amount is reduced to zero.

          (b) Second, by reducing the amount of forfeitures in excess of those applied under Section 5.5(b) to reduce Matching Employer Contributions allocated to such Employee's Account for such Plan Year and allocating the amount of such reduction among the Accounts of other Employees as provided under Section 5.5 hereof.

          (c) Third, by reducing the amount of forfeitures allocated to such Employee's Account that were not used to reduce employer contributions under other plans maintained by an Employer, in accordance with the terms of each such plan.

          (d) Fourth, by reducing the Employer contributions made pursuant to Section 4.1 hereof (including any allocation of forfeitures) allocated to such Employee and allocating the amount by which such allocation is reduced to a suspense account. In the next following Plan Year, the amount allocated to the Employee's suspense account shall be allocated to the Employee's Account to the extent permissible under this Section in the same manner as a Matching Employer Contribution under Section 4.3 or an

                               5-3

     Employer contribution under Section 4.1 before any other amounts are allocated to the Employee's Account under such Sections. For each subsequent Plan Year, any amount held in the Employee's suspense account shall be reallocated to his Account as described in the preceding sentence until the amount in the suspense account is exhausted. If the Employee is not eligible to receive an allocation as of any such Plan Year, any amount remaining in his suspense account shall be allocated to the Accounts of all Employees in the same manner as forfeitures.

          (e) Fifth, by reducing employer contributions under other plans maintained by any Employer according to the terms of each such plan.

          (f)  If a suspense account created under this Section
     5.7 exists at any time during a Plan Year, such suspense account shall not participate in the allocation of the Trust's investment gains and losses.

          (g) For purposes of this Section 5.7, Compensation means compensation that is includible in gross income and is actually paid to the Employee during the 12-month period (3-month period for the December 31, 1993 Annual Valuation
     Date) ending on the Annual Valuation Date.

     5.8  Establishment of Designated Funds.
          ---------------------------------

          (a) The Company directs the Trustee to establish Designated Funds in accordance with subsection 5.8(b) below among which Employees shall be allowed to direct the investment of all, or such portion as the Company shall allow, of their Accounts. The Trustee shall undertake to identify each Designated Fund according to its principal characteristics (e.g., "fixed income fund" or "equity fund") for the convenience of the Employees, but the Trustee shall in no way be liable or responsible for the failure of any fund so designated to attain or maintain the characteristics by which it has been so identified.

          (b) The Trustee shall establish as Designated Funds the TDS Common Stock Fund, which fund shall be invested by the Trustee exclusively in TDS Common Shares, and the USCC Common Stock Fund, which fund shall be invested by the Trustee exclusively in USCC Common Shares. In accordance with Section 404(c) of ERISA, the Trustee shall select and also establish as Designated Funds at least 3 collective investment funds or mutual funds each of which (i) is diversified, (ii) has materially different risk and return characteristics, and (iii) when combined with investments in the other such Funds tends to minimize through diversification the overall risk of the Employees. The Designated Funds selected by the Trustee shall in the aggregate enable the Employees by choosing among them to

                               5-4
achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Employees.

          (c) The Trustee may at any time and from time to time, in the Trustee's sole discretion, expand, modify or otherwise alter the Designated Funds selected by the Trustee pursuant to subsection 5.8(b) above and may establish one or more pooled funds. The Trustee shall also have the right, in the Trustee's sole discretion, to delegate its responsibility under this
Section 5.8 to one or more other fiduciaries selected by the Trustee.

          (d) Mark W. Umhoefer is the fiduciary responsible for ensuring that (i) adequate procedures are established and followed to maintain confidentiality with respect to Employee's purchases, holdings and sales of securities under the TDS Common Stock Fund and the USCC Common Stock Fund and Employees' exercise of voting, tender and similar rights with respect to such funds and (ii) a fiduciary independent of the Employers is appointed to carry out activities with respect to such funds that Mark W. Umhoefer determines involve a potential for undue Employer influence upon Employees with regard to the direct or indirect exercise of shareholder rights. Mark W. Umhoefer can be contacted at the Human Resources Department for the Company at the Madison, Wisconsin corporate office.

     5.9  Employee Direction of Investments.
          ---------------------------------

          (a) Each Employee shall have the opportunity to designate in writing that portion of the amount of each Salary Reduction Contribution made on his behalf that is to be invested in each Designated Fund; provided that the Employee may not elect to invest, (i) for Plan Years beginning before January 1, 1994, less than twenty-five percent (25%) (or a whole number multiple thereof) in any Designated Fund, and (ii) for Plan Years beginning on or after January 1, 1994, less than five percent (5%) (or a whole number multiple thereof) in any Designated Fund. The opportunity to direct investment of Salary Reduction Contributions shall be offered in accordance with Section 404(c) of ERISA. All investment directions made pursuant to this
Section 5.9 and Section 5.11 shall be delivered to the designated administrator for the Trustee, who is obligated to comply with such directions, except as otherwise provided in Section 404(c) of ERISA. The fiduciaries for the Plan will not be liable for any losses that are the direct and necessary result of an Employee's investment directions.

          (b) In the event any Employee fails to so designate the manner of investment of any contribution and deliver such written designation in the time and manner specified by the

                               5-5

Company, such contribution shall be invested by the Trustee in the Designated Fund with the least risk of loss of principal.

          (c) In the event any Employee terminates Services for any reason, the Trustee may, in its discretion or after consulta-tion with the Employee, shift any investment in Designated Funds to an investment determined by the Trustee without Employee direction.

     5.10  Fund Allocations.  Dividends, interest, gains, losses,
          -----------------
expenses and other distributions received by the Trustee with respect to a Designated Fund shall be allocated to that Desig-nated Fund.

     5.11  Duration of Investment Election.  An investment elec-
          --------------------------------
tion by an Employee shall continue in effect until changed by such Employee by written notice on a form prescribed for that purpose and subject to such rules as the Company in its discretion may impose. In no event may an investment direction be changed more than once between Quarter-Annual Valuation Dates (or such shorter period as may be designated by the Trustee). A change in investment direction made pursuant to this Section 5.11 may apply to an Employee's (i) Salary Reduction Contribution Account balance, (ii) Employee Voluntary Account balance or (iii) Rollover Account balance as of the effective date of such change, to future contributions made under Section 4.2 or to such Account balances and future contributions, as designated by the Employee.



                               5-6

     ARTICLE 6.  PAYMENT OF BENEFITS.

     6.1  Retirement.  An Employee who attains his Normal Retire-
          ----------
ment Date shall have a nonforfeitable right to the entire balance in his Account. An Employee whose Service terminates due to retirement shall be entitled to his Account determined as of the Quarter-Annual Valuation Date coincident with or next following the date of his retirement. Such Account shall be distributed in accordance with the provisions of this Article 6.

     6.2  Disability.  An Employee whose Service terminates due
          ----------
to Total and Permanent Disability shall be entitled to the entire balance in his Account determined as of the Quarter-Annual Valua-tion Date coincident with or next following the date of such disability. Such Account shall be distributed in accordance with the provisions of this Article 6.

     6.3  Death.  The Beneficiary of an Employee whose Service
          -----
terminates due to his death shall be entitled to the entire bal-ance in such Employee's Account determined as of the Quarter-Annual Valuation Date coincident with or next following the date of his death. Such Account shall be distributed in accordance with the provisions of this Article 6.

     6.4  Other Termination of Service.
          ----------------------------

          (a) An Employee whose Service terminates before the Effective Date for any reason other than retirement, Total and Permanent Disability or death shall be entitled to receive the entire balance in his Salary Reduction Contributions Account, Rollover Account and Employee Voluntary Account, and the follow-ing portion of the balance in his Employer Account and Employer Matching Account, determined as of the Quarter-Annual Valuation Date coincident with or immediately following the date of such termination, and distributable as hereinafter provided:

          The Employer contributions under Section 4.1 hereof and Matching Employer Contributions under Section 4.2 hereof and any adjustments thereto, allocated to an Employee's Employer Account or Employer Matching Account with respect to each Plan Year shall constitute a separate Plan Year Contribution. Each such Plan Year Contribution of an Employee shall be vested for each Year of Vesting Service completed by the Employee thereafter in accor-dance with the following schedule:

                                        Vested % of Plan
     Plan Year                          Year Contribution
     ---------                          ------------------

     Plan Year Contribution                  33-1/3%

     1 Year of Vesting Service Completed
     After Plan Year of Contribution  66-2/3%


                               6-1

     2 Years of Vesting Service Completed
     After Plan Year of Contribution     100%

          (b) Any Employee whose Service terminates on or after the Effective Date, for any reason other than retirement, Total and Permanent Disability or death shall be entitled to receive the entire balance in his Salary Reduction Contributions Account, Rollover Account and Employee Voluntary Account, and following percentage of the balance in his Employer Account and Employer Matching Account, determined as of the Quarter-Annual Valuation Date coincident with or immediately following the date of such termination (such Account shall be distributed in accordance with the provisions of this Article 6):

                                   Nonforfeitable
     Years of Vesting Service        Percentage
     ------------------------      ---------------

     Less than 1                        0%
     At least 1, but less than 2        33-1/3%
     At least 2, but less than 3        66-2/3%
     3 years or more                    100%

          (c) Notwithstanding subsection (b) above, in the case of an Employee who commenced participation in the Plan before the Effective Date, his nonforfeitable percentage under subsection
(b) above shall not be less his nonforfeitable balance determined under subsection (a) above.

          (d) Notwithstanding subsections (b) and (c) above, if an Employee participated in a plan that was merged into this Plan, such Employee's non-forfeitable percentage under subsection
(b) above shall not be less than his non-forfeitable percentage determined under such merged plan. In addition, in the case of an Employee described in the preceding sentence who is credited with 3 or more years of Vesting Service under a plan that was merged into this Plan, such Employee shall be permitted to elect to have his non-forfeitable percentage under the Plan determined in accordance with the vesting schedule in effect under such merged plan without regard to subsection (b) above.

          (e)  Any forfeitable balance remaining in the Employer
Account of an Employee who terminates Service shall be forfeited and allocated in accordance with Section 5.5 hereof in the Plan
Year in which such Employee incurs a Break in Service.

          (f) If an Employee who was not fully vested in his Account when he terminated Service and who subsequently returns to Service after receiving a distribution of the nonforfeitable balance in his Account, he may repay the full amount of such distribution to the Plan on or before the earlier of (i) the Annual Valuation Date on which the Employee incurs 5 consecutive Breaks in Service following such distribution, and (ii) the end

                               6-2
of the 5-year period beginning with the date the Employee returns to Service. Upon such repayment, the Employee's Account shall be restored without adjustment for any allocations provided under
Article 5 hereof.

     6.5  Payment of Benefits.
          -------------------

          (a) An Employee who terminates Service on or after his Normal Retirement Date shall receive the nonforfeitable balance in his Account in a single lump sum not later than 60 days after the Annual Valuation Date next following such termination of Service. An Employee who terminates Service before his Normal Retirement Date shall receive the nonforfeitable balance in his Account in a single lump sum within 60 days after the Annual Valuation Date next following the Employee's termination of Service or as soon as practicable after the Employee has provided all required distribution information, if such balance does not exceed $3,500; or if the nonforfeitable balance in his Account exceeds $3,500, the Employee may elect to receive the nonforfeitable balance in his Account in a single lump sum within 60 days after the Annual Valuation Date next following his termination of Service or in a single lump sum not later than 60 days after the Annual Valuation Date next following his Normal Retirement Date.

          (b) Notwithstanding subsection (a) above, an Employee whose nonforfeitable balance in his Account exceeds $3,500, may elect to receive the distribution of the nonforfeitable balance in his Account, commencing at the time a lump sum distribution would commence under subsection (a) above, in substantially equal annual or more frequent installments over a period determined by the Employee which does not exceed the joint life and last survi-vor expectancy of the Employee and his designated Beneficiary (provided, however, that the present value of the payments to be made to the Employee shall be more than 50% of the present value of the total payments to be made to the Employee and his desig-nated Beneficiary, determined as of the date such installments commence). Such installments shall continue until the entire nonforfeitable balance in the Employee's Account has been dis-tributed.

          (c) Any nonforfeitable balance in an Employee's Ac-count not distributed within 60 days after the Annual Valuation Date next following the Employee's termination of Service shall remain in the Trust and, in accordance with Article 5, shall con-tinue to participate in the allocation of expenses and income, but shall not continue to participate in the allocation of con-tributions and forfeitures.

          (d) If an Employee dies prior to receiving the nonfor-feitable balance in his Account, such balance shall be distrib-

                               6-3
uted in a single lump sum to his Beneficiary within 5 years after the date of his death.

          (e) If an Employee fails to terminate Service by the April 1 immediately following the calendar year in which he attains age 70-1/2 and the present value at the time of the distribution of such Employee's non-forfeitable balance exceeds $3,500, the nonforfeitable balance in the Employee's Account shall be distributed in substantially equal annual or more fre-quent cash installments over a period determined by the Employee which does not exceed the joint life and last survivor expectancy of the Employee and his designated Beneficiary (provided, how-ever, that the present value of the payments to be made to the Employee shall be more than 50% of the present value of the total payments to be made to the Employee and his designated Benefici-ary, determined as of the date such installments commence). Such installments shall continue until the entire nonforfeitable balance in the Employee's Account has been distributed or, if earlier, until the Employee's termination of Service (at which time the then nonforfeitable balance in the Account shall be distributed in accordance with subsection (a) above). If the present value of such Employee's non-forfeitable balance at the time of distribution does not exceed $3,500, notwithstanding any provision to the contrary, the Company shall direct the Trustee to distribute the entire non-forfeitable Account balance to the Employee in a single lump sum without the Employee's consent no later than April 1 of the calendar year following the calendar year in which such Employee attains age 70-1/2.

          (f) Payment of benefits hereunder shall be made in cash except to the extent that the Employee's Account is invested in the TDS Common Stock Fund or USCC Common Stock Fund in which case, to the extent his Account is so invested, payment shall be made in whole TDS or USCC Common Shares, respectively, (plus cash in lieu of fractional shares) unless the Employee elects to be paid entirely in cash. Fractional shares shall be valued in the same manner as such shares are valued under Section 4.1.

          (g) For purposes of determining the minimum amount to be distributed under any annuity form of benefit during a calen-dar year, the life expectancies of an Employee and such Em-ployee's Beneficiary shall be calculated using the Employee's and the Beneficiary's attained ages in the calendar year in which the Employee attains age 70-1/2.

          (h) Notwithstanding anything herein to the contrary, in the case of a distribution from the Plan (excluding any amount offset against the Employee's Account to repay the outstanding balance of any unpaid loan) which is an eligible rollover distribution within the meaning of section 402 of the Code and which is paid after 1992, an Employee (or surviving spouse of an Employee) may elect that all or any portion of such distribution

                               6-4
to which he is entitled which equals at least $200 shall be directly transferred as a rollover contribution from the Plan to one of the following: (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code, (iii) an annuity plan described in section 403(a) of the Code, or (iv) another plan qualified under section 401(a) of the Code (provided, however, that a surviving spouse of an Employee may only elect to have such distribution transferred directly to an individual retirement account or individual retirement annuity). Notwithstanding the foregoing, an Employee (or his surviving spouse) shall not be entitled to elect to have a portion which equals less than the total amount of such distribution transferred as a rollover contribution as described in the preceding sentence unless such portion equals at least $500. At least 30 days and no more than 90 days prior to the date on which an Employee is entitled to receive a distribution from the Plan (or such other time as prescribed by law), the Company shall provide a written explanation to the Employee (or his surviving spouse) of the availability of the direct rollover option, the rules that require income tax withholding on distributions, the rules under which the Employee (or his surviving spouse) may roll over the distribution within 60 days of receipt and, if applicable, other special tax rules that may apply to the distribution.

     6.6  Designation of Beneficiary.
          --------------------------

          (a) Each Employee who has an unpaid balance in his Account may file with the Company from time to time a written designation of Beneficiary, and any payments required under the Plan to be made upon the Employee's death shall be made to such Beneficiary. Notwithstanding any prior designation, if the Employee has a Surviving Spouse at the time of his death, the Trustee shall make any required payments to the Surviving Spouse unless the Employee and his Surviving Spouse shall have designated an alternate beneficiary in the manner described in subsection (b) below. If an Employee fails to validly designate a Beneficiary, or if no designated Beneficiary survives the Employee, any payments required hereunder shall be made by the Trustee in the following order of priority:

          (i) to the Employee's Surviving Spouse; or if none,

          (ii)  to the Employee's descendants, per stirpes;
     or if none,

          (iii)  to the Employee's estate.

          (b) At any time prior to the Employee's death, the Employee, with the consent of his Surviving Spouse, may designate

                               6-5
a Beneficiary other than his Surviving Spouse.  The Surviving
Spouse's consent shall acknowledge the effect of the Employee's designation and shall be witnessed by a Notary Public.

          (c) Any designation made by an Employee and his Sur-viving Spouse described in subsection (b) above may be revoked in writing without the Surviving Spouse's consent and a new designa-tion made at any time prior to the Employee's death. Any new designations must again satisfy the requirements of subsection
(b) above.

          (d) For purposes of this Section 6.6, Surviving Spouse means the person to whom the Employee has been married during the entire 12-month period ending on the date of his death.

     6.7  Location of Employee or Beneficiary Unknown.  If any
          -------------------------------------------
benefit attributable to an Employee's Account remains unpaid for a period of 5 years solely because the location of such Employee or Beneficiary is unknown, the Employee's Account shall be for-feited and shall be applied to reduce his Employer's contributions under Article 4 hereof. The Company shall use due diligence to notify an Employee or Beneficiary including registered mail, return receipt requested, at his last known address. If an Employee or Beneficiary is located after his Account has been so forfeited, such Account will be restored without adjustment for any allocations provided under Article 5, hereof.

     6.8  Distribution After Age 59-1/2.  Any Employee may direct a
          ----------------------------
distribution of all or any portion of his Salary Reduction Con-tributions Account at anytime after he attains age 59-1/2 upon written request to the Company.

     6.9  Hardship Withdrawal.
          -------------------

          (a) If an Employee establishes to the satisfaction of the Company his need for funds because of a hardship resulting from (i) the purchase (excluding mortgage payments) of a primary residence, (ii) the payment of tuition for the next twelve months of post-secondary education for the Employee, his spouse or his children, or (iii) a demonstrable financial emergency as determined by the Company in a uniform and non-discriminatory manner arising out of a medical condition, accidental injury or other calamity affecting the Employee, his spouse or children, he shall be entitled to a hardship withdrawal from his Salary Reduc-tion Contributions Account in accordance with subsection (d) below.

          (b) The amount of such hardship withdrawal shall be determined by the Company, in its sole discretion, but shall not exceed the lesser of: (i) the Employee's need for funds, which need shall include any amounts necessary to pay any federal,

                               6-6
state, or local income taxes or penalties reasonably anticipated to result from the distribution, (ii) the aggregate of his Salary Reduction Contributions for the current and all previous Plan Years (reduced by the amount of all prior hardship withdrawals under the Plan), and (iii) the amount that is not reasonably available from other resources of the Employee (including Plan loans pursuant to Section 6.10 hereof). For purposes of this
Section 6.9, the aggregate of an Employee's Salary Reduction Con-tributions shall be determined as of the Quarter-Annual Valuation Date coincident with or immediately preceding his request and without regard to the allocations of income, expense or gain thereon.

          (c) Such amount shall be distributed in cash as soon as practicable after determination by the Company that such withdrawal is to be made, and such withdrawal shall involve no forfeiture by the Employee, no suspension of participation for the Employee and shall not affect his rights under other provi-sions of the Plan, except as provided in subsection (d) below.

          (d) An Employee must request a hardship withdrawal by written notice to the Company. If such request is approved in accordance with the provisions of this Section 6.9 by the Com-pany, the Employee may make a hardship withdrawal from his Salary Reduction Contributions Account subject to the following restric-tions:

          (i) if an Employee makes a hardship withdrawal from his Salary Reduction Contributions Account, fur-ther Salary Reduction Contributions under Section 4.2 hereof shall be prohibited for 1 year from the date of such withdrawal; provided, however, that the Company may from time to time in a non-discriminatory manner waive the provisions of this Paragraph (i);

          (ii) no hardship withdrawal in an amount of less than $500.00 (or the aggregate of the Employee's Salary
     Reduction Contributions Account, if less than $500) shall be permitted; and

          (iii) hardship withdrawals shall not be allowed more than once in any 24-month period commencing on the date of each such withdrawal.

     6.10 Plan Loans.
          ----------

          (a) Notwithstanding anything herein to the contrary, upon application of an Employee, the Company may permit the Trustee to provide for a loan from the Trust to such Employee, in accordance with a uniform and nondiscriminatory policy estab-lished by the Trustee.


                               6-7

          (b) The terms of any such loan shall be set forth in a promissory note made by the Employee and made payable to the order of the Trustee. Loans from the Trust to any Employee shall be secured by 50% of the nonforfeitable balance in the borrowing Employee's Account and may be further secured in whole or in part by such additional security as the Trustee may require. The amount of any loan to an Employee (when added to the outstanding balance of all other loans to such Employee from the Trust or any other qualified trust of the Company, an Affiliate or a Related Entity, including any principal amount thereof repaid within the period beginning 1 year before the date of the loan and ending on the date of the loan) shall not exceed the greater of (i) 100% of the nonforfeitable balance in the Employee's Salary Reduction and Rollover Contributions Accounts (limited to $10,000), or (ii) 50% of the nonforfeitable balance in the Employee's Salary Reduction and Rollover Contributions Accounts (limited to $50,000).

          (c) Loans from the Trust shall be repaid by payroll deduction within a period determined by mutual agreement between the Trustee and the Employee. Such repayment period shall not exceed 5 years.

          (d) Loans from the Trust shall bear a reasonable rate of interest as determined by the Trustee.

          (e) For purposes of Section 5.8 hereof, loans from the Trust to an Employee shall be treated as an investment in a Designated Fund and interest thereon shall be allocated in accor-dance with Section 5.3(b) hereof.

          (f) No loan shall be permitted in an amount of less than $1,000.00 (or the nonforfeitable balance in the Employee's
Salary Reduction and Rollover Contributions Accounts, if less than $1,000).



                               6-8

     ARTICLE 7.  TRANSFER OF BENEFITS.

     7.1  Transfer of Benefits.  If an Employee entitled to
          --------------------
receive benefits under the Plan is subsequently employed by another employer having a pension or profit sharing plan qualified under Sections 401 and 501 of the Code, the Plan Administrator may transfer the Employee's benefits, in cash or in kind, from the Plan directly to the trustee or custodian of the plan of the Employee's new employer, under uniform procedures established by the Plan Administrator, and subject to the following conditions:

          (a) the trustee or custodian of such plan shall be authorized to accept assets from the Plan;

          (b) the assets so transferred shall be maintained in a separate account in such plan; and

          (c) the assets so transferred shall not be forfeitable or reduce in any way the obligation of the new employer under such plan.

     7.2  Acceptance of Transferred Benefits.  The Plan
          ----------------------------------
Administrator may direct the Trustee to accept benefits from an Employee (whether or not the Employee is eligible to immediately participate herein) who has received benefits from, or directly from the trustee or custodian of, a qualified pension or profit sharing plan or an individual retirement account defined in
Section 408 of the Code, provided such benefits are treated as either "rollover contributions" under Section 408(d)(3) of the Code or "rollover amounts" under Section 402(a)(5) of the Code, on behalf of an Employee entitled to receive such benefits, upon the same terms and conditions set forth in Section 7.1 hereof.


                               7-1

     ARTICLE 8.  ADMINISTRATION OF THE PLAN.

     8.1  Plan Administrator.  The Company shall be responsible
          ------------------
for the administration of the Plan, in accordance with the terms hereof and shall have full power and authority, according to the terms and within the limits of the Plan:

          (a)  [RESERVED].

          (b) to determine all questions arising in administra-tion of the Plan, including the power to determine the rights or eligibility of Employees and Beneficiaries and the amounts of their respective interests;

          (c) to adopt such rules and regulations and to exer-cise such powers, rights or privileges as the Company deems desirable for the Plan's administration that are consistent with the purposes of the Plan;

          (d) to employ such agents, attorneys, actuaries, accountants, or other persons (who may also be employees of the Company) as the Company deems desirable for administration of the Plan, to delegate to such persons duties and obligations for its administration, and to pay them reasonable compensation;

          (e) to determine all matters with respect to the matu-rity of benefits, distributions from the Trust, and the identity of distributees; and

          (f) to maintain the Accrued Benefit and Account re-cords of all Employees.

     8.2  Claim for Benefits.
          ------------------

          (a) In the event any claim is made by an Employee, Beneficiary, or any other person, with respect to the amount of any distribution from the Trust, such claimant shall file his claim in writing with the Benefits Department.

          (b) The Benefits Department shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of its decision regarding the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. If the claim is wholly or partially denied, the notice of the decision that is furnished to any claimant hereunder shall contain the following information written in a manner calculated to be understood by the claimant:


                               8-1

          (i) a specific reference to the Plan provisions applicable to such claim;

          (ii) the specific reason or reasons for disposi-tion of such claim;

          (iii) if applicable, a description of any addi-tional material or information necessary for the claim-ant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv) an explanation of the Plan's claim review procedure set forth in subsections (c) and (d) below.

          (c) Any claimant whose claim has been denied in whole or in part may request the Trustee to review such denial. Any request for the review of the denial of any such claim shall be made in writing to the Trustee no later than 60 days after the date the notice described in subsection (b) is received by such claimant. In connection with the review of any such claim, the claimant or his duly authorized representative shall have the right to review all pertinent documents and submit issues and comments to the Trustee in writing within such 60-day period.

          (d) The Trustee shall promptly review the prior dispo-sition of such claim, and shall notify such claimant of its decision, in writing, no later than 60 days after its receipt of such request for such review, unless special circumstances re-quire an extension of time. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The notice of the Trustee's final decision shall include specific reasons for the decision and the specific references to the Plan provisions on which the decision is based and shall be written in a manner calculated to be under-stood by the claimant.


                               8-2

     ARTICLE 9.  ADMINISTRATION OF THE TRUST.

     9.1  Trustee.  The Trustee shall be responsible for the
          -------
administration of the Trust and, subject to the limits set forth herein, shall have the following powers with respect thereto:

          (a) to adopt such rules and regulations and to exer-cise such powers as the Trustee deems desirable for its admin-istration and consistent with the purposes of the Plan;

          (b) to employ agents, attorneys, accountants, or other persons (who may also be employees of the Company) as the Trustee deems desirable for its administration, to delegate to such persons duties and obligations for its administration, and to pay them reasonable compensation;

          (c) to hold, invest and reinvest the assets in the Trust in securities and stocks of any class or kind or any other kind of property, real or personal as the Trustee deems desirable without distinction between principal and income;

          (d) to sell for cash or credit at public or private sale, grant options, exercise rights, convert, redeem, exchange or otherwise dispose of investments in the Trust;

          (e) to hold any part of the Trust assets uninvested and deposit the same with any banking institution;

          (f) to vote upon any stocks or other securities through proxies or voting trusts on discretionary as well as ministerial matters and to join in, dissent from or oppose any reorganization, recapitalization, consolidation, sale or merger affecting any investment of the Trust;

          (g) to lease for any period of time, to repair and improve, mortgage, divide, alter, exchange, or give options with respect to real property and generally to exercise all rights of ownership;

          (h) to purchase, hold and pay premiums for life insur-ance or annuity contracts; provided, however, that the aggregate of premiums paid for all such policies of insurance on the life of any Employee which is attributable to the pure insurance cost of such insurance shall be less than 25% of the aggregate of all Employer contributions made on behalf of such Employee; and, provided further, that all such policies shall provide for the conversion into cash or periodic payments on or before the Em-ployee's Normal Retirement Date, or date of actual retirement, if later;

          (i) with the approval of the Company, to borrow or raise money for the Trust, in such amount and upon such terms and

                               9-1
conditions as the Trustee deems desirable, and to pledge all or any part of the Trust assets as security therefor, and no person lending money to the Trustee need see to the application of the money lent or inquire into the propriety of any such borrowing;

          (j) to carry investments in the name of a nominee or nominees or in bearer form;

          (k) if an Employer maintains any other plan that meets the requirements of Section 401(a) of the Code and a correspond-ing trust that is exempt from tax under Section 501 of the Code, upon the direction of the Company to establish such arrangements and procedures as they may deem advisable to provide for the collective investment of the assets of the Trust and the assets held in the trust or trusts under such other plan and pursuant thereto, the Trustee shall provide for the collective investment of all such assets and shall maintain such records as may be required to insure that the collective investment of such assets does not result in the Plan and such other plans being deemed one plan and trust under Section 414(l) of the Code;

          (l) to exercise any other rights, powers or privileges granted the Trustee by the terms hereof or necessary for the administration of the Trust;

          (m) to purchase, sell and/or hold TDS Common Shares and USCC Common Shares even if such shares constitute 100% of the Trust; provided, however, that shares purchased from or sold to an Employer shall be purchased or sold for adequate consideration within the meaning of Section 3(18) of ERISA (which shall mean at the average closing price for such shares on the AMEX for the last day preceding the date of purchase or sale), and no commission shall be charged or paid with respect to purchases from or sales to an Employer; and

          (n) notwithstanding the provisions of (f) above, the Trustee shall pass through to an Employee by proxy, or otherwise, the right to vote the TDS Common Shares and USCC Common Shares represented in or allocated to the Employee's Salary Reduction Contributions or Rollover Accounts.

     9.2  Records and Reports.
          -------------------

          (a) The Trustee shall keep detailed accounts of all transactions hereunder, which shall be open to inspection and audit by any person or persons designated by the Company at reasonable times.

          (b) Within a reasonable time following the close of each Plan Year, the Trustee shall file with the Company an account of the financial operations and status of the Trust for the preceding Plan Year. If a Trustee resigns or is removed,

                               9-2
such Trustee shall file with the Company such an account for the portion of the Plan Year for which such Trustee served as Trustee, if the Trustee's successor so requests in writing. The Company, or any Employee, Beneficiary, or any other person shall not be entitled to any further or different accounting by the Trustee.

     9.3  Trust Valuation.  The Trustee shall value the assets of
          ---------------
the Trust as of each Quarter-Annual Valuation Date (or such other date selected by the Company) at their fair market value and the Trustee's determination thereof shall be conclusive for all purposes.

     9.4  Trust Payments.  The Trustee shall make payments from
          --------------
the Trust to such persons, in such manner, at such times and in such amounts as the Company determines.

     9.5  Trust Expenses.
          --------------

          (a) Any proper expense, including all taxes due in respect of the Trust and the Trustee's compensation, if any, as may be agreed upon from time to time by the Trustee and the Com-pany, shall be a charge upon and withdrawn by the Trustee from the assets of the Trust, unless paid by one or more Employers. Upon termination of the Plan all such expenses may be withdrawn at any time by the Trustee.

          (b) Notwithstanding anything herein to the contrary, no compensation shall be paid from the Trust to any Trustee who is also an employee of the Company.

     9.6  Trustee Not Responsible.  The Trustee shall not be
          -----------------------
under any duty to require payment of any contributions to the Trust, to inquire into the source of any funds transferred to it, or to see that any payment to it is computed in accordance with the provisions of the Plan, or otherwise be responsible for the adequacy of the Trust to meet and discharge any liabilities under the Plan.

     9.7  Resignation or Removal of the Trustee.  The Trustee may
          -------------------------------------
resign at any time by giving written notice to the Company. The Company may remove the Trustee without cause at any time upon written notice to the Trustee. The Company shall appoint a suc-cessor Trustee within a reasonable time after the date of such notice of resignation or removal. Any successor Trustee shall have the same powers and duties as those conferred upon its predecessor. The resignation or removal of a Trustee and the appointment of a successor Trustee shall be by written instru-ments, counterparts of which shall be delivered to the Company and the successor Trustee.


                               9-3

     ARTICLE 10.  AMENDMENT OR TERMINATION OF THE PLAN
     AND ADOPTION OF THE PLAN BY OTHER EMPLOYERS.

     10.1  Right to Amend or Terminate.  The Company intends to
          ----------------------------
continue the Plan and contributions hereunder indefinitely, but such continuance is not assumed as a contractual obligation. The Company expressly reserves the exclusive right, retroactively to the extent permitted by law, to amend or terminate the Plan and to reduce, suspend or discontinue contributions hereunder at any time and without the consent of any other party, including any Affiliate or Related Entity that adopts the Plan, provided that no such amendment (other than an amendment required to obtain or retain qualification of the Plan under the Code) shall operate to deprive any person without his written consent of any accrued benefit hereunder. Copies of any amendment to the Plan shall be communicated to any Affiliate or Related Entity that adopts the Plan. No amendment affecting the rights or duties of the Trustee shall be effective without the written consent of the Trustee.

     10.2  Effect of Termination.  The Plan may be terminated in
          -----------------------
whole or in part and the termination of the Plan with respect to one Employer shall not automatically constitute a termination of the Plan with respect to any other Employers. With respect to that portion of the Plan that has terminated, the Company shall, in its discretion, either terminate that portion of the Trust relating to the portion of the Plan that has terminated and direct the Trustee to distribute the assets or hold such assets in further trust under the provisions hereof; provided, however, that no distribution of assets shall be made to an affected Employee if a successor plan, as defined in applicable rules and regulations, is established or maintained by such Employee's Employer. In either such event or in the event of the complete discontinuance of contributions to the Trust, the Accrued Benefit or Account of each Employee with respect to the portion of the Plan that has terminated (or with respect to which there has been a complete discontinuance of contributions to the Trust) shall become nonforfeitable.

     10.3  [RESERVED].

     10.4  Adoption of the Plan by Affiliate or Related Entity.
          ----------------------------------------------------

          (a) Any Affiliate or Related Entity may adopt the Plan with respect to its employees with the written consent of the Company's Chairman or President by executing an Adoption Agree-ment substantially in the form of Appendix B. Each Affiliate or Related Entity that adopts the Plan delegates to the Company the right to act on the Affiliate's or Related Entity's behalf in all matters pertaining to the Plan, including but not limited to the administration, amendment and termination of the Plan, as may be necessary or desirable from time to time in the sole judgment of the Company.

                               10-1

          (b) The adoption of the Plan by an Affiliate or Relat-ed Entity shall not be considered the adoption of a new plan by such Affiliate or Related Entity for purposes of Section 414(l) of the Code and any contributions (including the income earned thereon) by such Affiliate or Related Entity thereto shall be made available to pay benefits to any employee or beneficiary of the Company or any other Affiliate or Related Entity that adopts the Plan.

          (c) An Affiliate or Related Entity shall not be treated as adopting the Plan (under subsection (b) above) solely because employees of such Affiliate or Related Entity are in-cluded in the definition of Employees, as defined in Article 2 hereof. For purposes of Section 9.1(k) hereof, the Trustee shall not be required to segregate any contributions (including the earnings thereon) paid by an Affiliate or Related Entity de-scribed in the preceding sentence to the Trust or paid by the Company on behalf of such Affiliate or Related Entity to the Trust from any other contributions (including the earnings there-on) paid by the Company.

          (d) The Company has consented to the adoption of the Plan by the Affiliates and Related Entities listed in Appendix A.

     10.5  Adoption of the Plan by Successor.  The Plan shall not
          ----------------------------------
be deemed terminated by reason of the transfer of the business of the Company or an Affiliate or Related Entity to a successor or successors by means of merger, acquisition of the Company's or an Affiliate's or Related Entity's assets or stock, or otherwise, at any time or times, if such successor or successors adopts the Plan with the intention of continuing it and notifies the Trustee in writing of such adoption.

                               10-2

     ARTICLE 11.  GENERAL PROVISIONS.

     11.1  Merger or Consolidation of the Trust.  In the event of
          -------------------------------------
any merger or consolidation of the Trust with, or transfer of assets or liabilities to, any other plan, trust or fund estab-lished and qualified under Sections 401 and 501 of the Code, each Employee in this Plan at the time of any such event shall, after the merger, consolidation or transfer, have the right to receive an accrued benefit which is equal to or greater than the accrued benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer (if the Plan had then terminated).

     11.2  Nonreversion.
          -------------

          (a) It shall be impossible for any funds received by the Trustee to be used for or diverted to purposes other than for the exclusive benefit of Employees or Beneficiaries (including the payment of the expenses of the Trust) or for any funds to revert to any Employer, except as otherwise provided in this
Section 11.2.

          (b) If the establishment of the Plan and Trust fails to qualify under Sections 401 and 501 of the Code because the Internal Revenue Service issues an adverse determination letter, and if the application for determination was submitted to the Internal Revenue Service before the due date of the Employer's federal income tax return for the taxable year of the Employer in which the Plan was adopted (or such later time as may be per-mitted under applicable rules and regulations), the Trustee shall, upon written request of the Company, return to the Employer the amount of the contributions and the earnings thereon within one year after the date the Internal Revenue Service issues such adverse determination letter.

          (c) If an Employer contribution under Section 4.1 or a Matching Employer Contribution under Section 4.3 is disallowed as a deduction under Section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall return the contribution to the contributing Employer within 1 year after the date that the deduction is disallowed.

          (d) If a contribution under Section 4.1 or Section 4.3 or any portion thereof is made by an Employer under a mistake of fact, the Trustee shall, upon written request of the Employer, return the contribution or such portion to the Employer within 1 year after the date of payment to the Trustee.

          (e) If, after all liabilities of the Trust have been satisfied, any residual assets remain when the Trust is ter-minated, such assets shall be returned to participating Employers in such portions as the Company determines.



                               11-1

          (f) Any contribution to be returned to an Employer under subsections (c) and (d) of this Section 11.2 shall be (i) the amount contributed, less (ii) the amount that would have otherwise been contributed, less (iii) losses attributable there-to.

     11.3  Nonalienation.
          --------------

          (a) To the fullest extent permitted by law, no bene-fits or payments or proceeds of any allocated or unallocated portion of the assets of the Trust and any interest of any Em-ployee or Beneficiary arising out of or created by the Plan either before or after retirement shall be subject to execution, attachment, garnishment or other legal or judicial process what-soever by any person, whether as a creditor or otherwise. Except as provided in subsection (b) below, no Employee or Beneficiary shall have any right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan, and any action to do so shall be void.

          (b) subsection (a) above shall not apply to any domes-tic relations order which is determined to be a qualified domes-tic relations order, as defined in Section 414(p) of the Code, or any other domestic relations order permitted to be treated as a qualified domestic relations order in accordance with the Retire-ment Equity Act of 1984. The Company shall adopt written proce-dures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. A domestic relations order determined to be a qualified domestic relations order shall not require the payment of benefits to any alternate payee before the earlier to occur of
(i) the earliest date as of which payment of the nonforfeitable percentage of the Employee's Account could commence (I) if he terminated employment on his 50th birthday or (II) following his termination of employment, whichever shall occur first, and (ii) as soon as administratively practicable after the date such order is determined by the Benefits Department to be a qualified domestic relations order.

     11.4  Facility of Payment.  If at any time any person to
          --------------------
whom benefits are payable hereunder is under a legal disability or is in the opinion of the Company incapable of properly manag-ing his affairs, the Company may expend such benefits for the benefit of such person, or may pay such benefits over to the parent, guardian or custodian under any Uniform Transfers (or Gifts) to Minors Act or to any person with whom the person is residing without responsibility for its expenditure.

     11.5  Indemnification.  The Company shall indemnify its
          ----------------
officers and employees and the Trustee from and against any and all claims, losses, damages, expenses and liability, including attorney's fees, that arise out of an alleged breach of fiduciary


                               11-2
duty, other than claims, costs, losses, damages, expenses, lia-bility and attorney's fees incurred as a result of gross negli-gence or willful misconduct of such a person. The Company shall have the right, but not the obligation, to conduct the defense of any officer, employee or Trustee in a suit brought alleging a breach of fiduciary duty.

     11.6  Limitation of Rights.  An Employee and his Beneficiary
          ---------------------
shall have no right, title or claim in or to any specific asset of the Trust, but shall have the right only to distributions from the Trust on the terms and conditions herein provided.

     11.7  Employment Non-Contractual.  The Plan is purely volun-
          ---------------------------
tary on the part of the Employers. Neither the establishment of the Plan nor any changes therein, shall be construed as giving any Employee or any other person any legal or equitable right against any Employer or the Trustee, unless the same shall be specifically provided for herein, or as giving any Employee the right to be retained in an Employer's employ. All Employees shall remain subject to discharge from employment to the same extent as if the Plan had never been established.

     11.8  Governing Laws.  The Plan shall be construed and
          ---------------
enforced according to the laws of the State of Illinois and, where applicable, the provisions of ERISA. In the event of any conflict between the provisions of ERISA and the provisions hereof, the former shall apply and the Plan shall be interpreted to the extent necessary to eliminate any such conflicts. Each provision hereof shall be treated as separable, so that if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Plan shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained herein.

     11.9  Bonding.  The Trustee and any of its agents or advi-
          --------
sors of the Plan shall not be required to be bonded other than as required under ERISA.


                               11-3

     ARTICLE 12.  TOP-HEAVY PROVISIONS.

     12.1  Determination of Top-Heaviness.
          -------------------------------

          (a) The Plan shall be "Top-Heavy" for any Plan Year if the Accounts of Key Employees exceed 60% of the Accounts of all Employees, determined as of the Annual Valuation Date immediately preceding the Plan Year for which Top-Heaviness is being deter-mined (or in the case of the initial Plan Year, the Annual Valua-tion Date in such Plan Year).

          (b) For purposes of determining Top-Heaviness, (i) all other qualified plans of the Employers in which a Key Employee participates, (ii) all other qualified plans that enable the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code, and (iii) in the discretion of the Company, all other qualified plans maintained by the Employers shall be aggregated with the Plan.

          (c) For purposes of determining Top-Heaviness, the Account of any Employee shall be increased by (i) any contribu-tion that was due but unpaid as of the applicable Annual Valua-tion Date, and (ii) any distribution of the Employee's Account during the 5-Plan Year period ending on the applicable Annual Valuation Date, and (iii) any rollovers and transfers to the extent required under Section 416(g)(4) of the Code.

          (d) For purposes of determining Top-Heaviness, the Account of any Employee shall be disregarded if (i) the Employee is not a Key Employee for the Plan Year but was a Key Employee for any prior Plan Year, or (ii) the Employee had not performed any services for an Employer at any time during the 5-Plan Year period ending on the Annual Valuation Date.

          (e) For purposes of this Article 12, Key Employee means any Employee who, at any time during the 5-Plan Year period ending on the Annual Valuation Date provided in subsection (a) above, is or was:

          (i) an officer of the Company or Affiliate whose Compensation exceeds 50% of the dollar amount specified in Section 415(b)(1)(A) of the Code; provided, however, that no more than the lesser of (i) 50 Employees, and
     (ii) the greater of 3 Employees and 10% of all Employees shall be treated as officers;

          (ii) 1 of the 10 Employees who own the largest interests in the Company or Affiliate and whose Compensation exceeds the dollar limit specified in
     Section 415(c)(1)(A) of the Code;

          (iii)  a 5% owner of the Company or Affiliate; or


                               12-1

          (iv) a 1% owner of the Company or Affiliate whose Compensation exceeds $150,000.

     12.2  Minimum Allocation.  For each Plan Year that the Plan
          -------------------
is Top-Heavy, the allocation of Employer contributions (not in-cluding Salary Reduction Contributions or Matching Employer Con-tributions) to the Account of each Employee who had not termi-nated Service during the Plan Year and who is not a Key Employee shall not be less than the lesser of (a) 3% of such Employee's Compensation, or (b) the largest percentage allocated to any Key Employee (determined by dividing the allocation to such Key Employee by his Compensation). For purposes of satisfying the requirements of this Section 12.2, all defined contribution plans of the Employers (without regard to whether such plans have been terminated) shall be aggregated.

     12.3  Maximum Compensation.  For each Plan Year beginning
          ---------------------
before January l, 1989, that the Plan is Top-Heavy, Compensation in excess of $200,000 (adjusted for changes in the cost of living under applicable rules and regulations) shall be disregarded for all purposes under the Plan.

     12.4  Minimum Vesting.
          ----------------

          (a)  For each Plan Year that the Plan is Top-Heavy, an
Employee's nonforfeitable percentage of the balance in his Employer Account shall be determined under the following schedule, if such schedule results in a larger percentage than that determined under Section 6.4 hereof:

                                   Nonforfeitable
     Years of Vesting Service        Percentage
     ------------------------      --------------

     Less than 2                        0%
     At least 2, but less than 3        20%
     At least 3, but less than 4        40%
     At least 4, but less than 5        60%
     At least 5, but less than 6        80%
     6 or more                          100%

          (b) For any subsequent Plan Year in which the Plan ceases to be Top-Heavy, an Employee's nonforfeitable percentage shall be determined without regard to subsection (a) above; provided, however, that an Employee's nonforfeitable percentage shall not be less than the applicable percentage determined under subsection (a) above in any Plan Year during which the Plan was Top-Heavy.

          (c) Notwithstanding subsection (b) above, an Em-ployee's nonforfeitable percentage shall continue to be deter-mined under subsection (a) above, if such Employee has completed


                               12-2
at least 3 Years of Service as of the beginning of the Plan Year in which the Plan ceases to be Top-Heavy.

     12.5  Definitions.  For purposes of this Article 12, the
          ------------
following definitions shall apply:

          (a) COMPENSATION means compensation that is includible in gross income and that is actually paid to the Employee during the Plan Year.

          (b)  [RESERVED].

          IN WITNESS WHEREOF, the amended and restated Plan is executed on ___________________ to be effective as of the 1st day of October, 1989, by and between TELEPHONE AND DATA SYSTEMS, INC. (the "Company"), and LeROY T. CARLSON, JR., RONALD D. WEBSTER, C. THEODORE HERBERT and MICHAEL G. HRON (the "Trustee").


"Company"
                                        ATTEST:
TELEPHONE AND DATA SYSTEMS, INC.


By:____________________________         By:______________________
   President                               Secretary


"Trustee"


_______________________________         _________________________
LeROY T. CARLSON, JR.                   RONALD D. WEBSTER


_______________________________         _________________________
C. THEODORE HERBERT                     MICHAEL G. HRON








                               12-3

                 TELEPHONE AND DATA SYSTEMS, INC.
                 -------------------------------
                    TAX-DEFERRED SAVINGS PLAN
                    -------------------------
                            APPENDIX A
                           -----------
             ADOPTING AFFILIATES AND RELATED ENTITIES
            -----------------------------------------

          The following Affiliates and Related Entities have adopted the Plan with the consent of the Company.

          Name of Affiliate or Related Entity          Date of Adoption
          -----------------------------------          ----------------

          A. P. of Pennsylvania, Inc.*                 July 1, 1988
               EIN No. 52-1337068

          Amelia Telephone Corporation                 December 1, 1985
               EIN No. 54-0121192

          American Communications Consultants, Inc.    December 1, 1985
               EIN No. 62-0480213

          American Paging, Inc. (National)             December 1, 1985
               EIN No. 36-3109408

          American Paging, Inc. (of Arizona)           December 1, 1985
               EIN No. 93-0822490

          American Paging, Inc. (of California)        December 1, 1985
               EIN No. 94-2876213

          American Paging, Inc. (of Connecticut)       December 1, 1985
               EIN No. 06-1073116

          American Paging, Inc. (of District of        December 1, 1985
               Columbia) EIN No. 31-0150700

          American Paging, Inc. (of Florida)           December 1, 1985
               EIN No. 59-2267911

          American Paging, Inc. (of Illinois)          December 1, 1985
               EIN No. 36-3010419

          American Paging, Inc. (of Indiana)           December 1, 1985
               EIN No. 62-1195300

          American Paging, Inc. (of Kentucky)          December 1, 1985
               EIN No. 62-1254345

          American Paging, Inc. (of Maryland)          December 1, 1985
               EIN No. 52-1284022

          Name of Affiliate or Related Entity          Date of Adoption
          -----------------------------------          ----------------

          American Paging, Inc. (of Minnesota)         December 1, 1985
               EIN No. 93-0822493

          American Paging, Inc. (of Missouri)*         July 1, 1986
               EIN No. 39-1422786

          American Paging, Inc. (of Oklahoma)          December 1, 1985
               EIN No. 74-2310813

          American Paging, Inc. (of Rhode Island)      December 1, 1985
               EIN No. 06-1073117

          American Paging, Inc. (of Texas)             December 1, 1985
               EIN No. 74-2248052

          American Paging, Inc. (of Utah)              December 1, 1985
               EIN No. 93-0822489

          American Paging, Inc. (of Virginia)          December 1, 1985
               EIN No. 62-1155443

          American Paging, Inc. (of Wisconsin)         December 1, 1985
               EIN No. 39-1359897

          American Paging Network                      July 1, 1990
               EIN No. 41-1678221

          Arcadia Telephone Company                    December 1, 1985
               EIN No. 34-4177630

          Asotin Telephone Company                     December 1, 1985
               EIN No. 91-0548811

          Badger Telecom, Inc.
               EIN No. 39-0144430
               successor corporation of the
               following companies:
               Badger State Telephone Company, Inc.    December 1, 1985
               Greenwood Telephone Company             December 1, 1985

          Barnardsville Telephone Company              December 1, 1985
               EIN No. 56-6007071

          Black Earth Telephone Company, Inc.          December 1, 1985
               EIN No. 39-0168130

          Blue Ridge Telephone Company                 January 1, 1991
               EIN No. 58-0710950

          Name of Affiliate or Related Entity          Date of Adoption
          -----------------------------------          ----------------

          Bonduel Telephone Company                    December 1, 1985
               EIN No. 39-0174900

          Burlington, Brighton and                     December 1, 1985
               Wheatland Telephone Company
               EIN No. 39-0190935

          Butler Telephone Company*                    July 1, 1988
               EIN No. 63-0365697

          Calhoun City Telephone Company, Inc.         December 1, 1985
               EIN No. 64-0289075

          Central State Telephone Company              December 1, 1985
               **Communication Workers of America
               EIN No. 39-0139110

          Chatham Telephone Company                    December 1, 1985
               **Communication Workers of America
               EIN No. 38-1318538

          The Chichester Telephone Company, Inc.*      June 1, 1988
               EIN No. 02-0232797

          Cleveland County Telephone Company           January 1, 1987
               EIN No. 71-0272973

          Communications Corporation of Indiana        December 1, 1985
               EIN No. 36-3061614

          Communications Corporation of Michigan       January 1, 1990
               EIN No. 35-1783360
               successor corporation of the
               following companies:
               Augusta Telephone Company               December 1, 1985
               Clayton Telephone Company               December 1, 1985
               Hickory Telephone Company               December 1, 1985

          Communications Corporation of                January 1, 1990
            Southern Indiana
               EIN No. 35-1783361
               successor corporation of the
               following companies:
               Elnora Telephone Company, Inc.          December 1, 1985
               Poseyville Telephone Company            April 1, 1987
               Wadesville Telephone Company            July 1, 1989

          Concord Telephone Exchange, Inc.             December 1, 1985
               EIN No. 62-0470147

          Name of Affiliate or Related Entity          Date of Adoption
          -----------------------------------          ----------------

          Continental Telephone Company                December 1, 1985
               EIN No. 34-4210285

          Danube Telephone Company                     October 1, 1991
               EIN No. 41-0213480

          Decatur Telephone Company                    July 1, 1986
               EIN No. 71-0326761

          Delta County Tele-Comm., Inc.                April 1, 1992
               EIN No. 84-0185530

          Eastcoast Telecom, Inc.
               EIN No. 39-0486620
               successor corporation of the
               following companies:
               Mosel & Centerville Telephone Company   December 1, 1985
               Valders Telephone Company               December 1, 1985

          Edwards Telephone Company, Inc.              December 1, 1985
               EIN No. 15-0563019

          Goshen Telephone Company*                    July 1, 1989
               EIN No. 63-0436751

          Grantland Telecom, Inc.
               EIN No. 39-0532760
               successor corporation of the
               following companies:
               Fennimore Telephone Company             December 1, 1985
               Peoples Telephone Company (Wisconsin)   December 1, 1985

          Grove Hill Telephone Corporation*            July 1, 1988
               EIN No. 63-0495004

          Happy Valley Telephone Company               April 1, 1990
               EIN No. 94-1302531

          Hartland & St. Albans Telephone Company      December 1, 1985
               EIN No. 01-0087220

          Home Telephone Company (Oregon)              December 1, 1985
               EIN No. 93-0425135

          Home Telephone Company, Inc.                 December 1, 1985
               EIN No. 35-0390368

          Name of Affiliate or Related Entity          Date of Adoption
          -----------------------------------          ----------------

          Home Telephone Company of Pittsboro, Inc.    December 1, 1985
               EIN No. 35-0856088

          Hornitos Telephone Company                   April 1, 1990
               EIN No. 94-1669524

          Humphreys County Telephone Company           October 1, 1991
               EIN No. 62-0244260

          Island Telephone Company                     July 1, 1990
               EIN No. 38-1560910

          Kearsarge Telephone Company                  December 1, 1985
               EIN No. 02-0153040

          KMP Telephone Company                        October 1, 1990
               EIN No. 41-0728287

          Lake Livingston Telephone Company, Inc.      October 1, 1990
               EIN No. 76-0114551

          Leslie County Telephone Company*             July 1, 1989
               EIN No. 61-0258070

          Lewisport Telephone Company                  July 1, 1990
               EIN No. 61-0306230

          Little Miami Communications Corporation
               EIN No. 31-0278640
               successor corporation of the
               following companies:
               Fayetteville Telephone Company          December 1, 1985
               Harlan Telephone Company**              July 1, 1988

          Ludlow Telephone Company                     December 1, 1985
               EIN No. 03-01380150

          M & M Technologies Corporation               December 1, 1985
               (Corporation filed an Intention
               to Dissolve on March 11, 1988)
               EIN No. 23-2247629

          Mahanoy & Mahantongo Telephone               December 1, 1985
               Company, Inc.
               EIN No. 24-0650810

          McClellanville Telephone Company, Inc.       December 1, 1985
               EIN No. 57-0421687

          Name of Affiliate or Related Entity          Date of Adoption
          -----------------------------------          ----------------

          Meriden Telephone Company, Inc.              December 1, 1985
               EIN No. 02-0279910

          Mid-State Telephone Company                  December 1, 1985
               EIN No. 41-0877392

          Midway Telephone Company                     December 1, 1985
               **Communication Workers of America
               EIN No. 39-0470510

          Mt. Vernon Telephone Company                 December 1, 1985
               EIN No. 39-0487810

          National Telephone & Telegraph               April 1, 1990
               EIN No. 36-3648943

          National Telephone Company                   July 1, 1990
               EIN No. 38-2449136

          New Castle Telephone Company                 October 1, 1990
               EIN No. 52-1662283

          New London Telephone Company*                July 1, 1988
               EIN No. 43-0406083

          Northfield Telephone Company                 December 1, 1985
               EIN No. 03-0145570

          Norway Telephone Company                     October 1, 1991
               EIN No. 57-0299292

          Oakman Telephone Company                     December 1, 1985
               EIN No. 63-0418954

          Oklahoma Communication Systems, Inc.         December 1, 1985
               EIN No. 73-1055602

          Oklahoma Communication Systems, Inc.-Union   July 1, 1988
               **Communication Workers of America
               EIN No. 73-1055602

          Orchard Farm Telephone Company*              April 1, 1989
               EIN No. 43-0815689

          Oriskany Falls Telephone Company             November 1, 1989
               EIN No. 15-0407540

          Peoples Telephone Company (Alabama)          December 1, 1985
               EIN No. 63-0162865

          Name of Affiliate or Related Entity          Date of Adoption
          -----------------------------------          ----------------

          Peoples Telephone Company (Alabama)-Union*   February 27, 1987
               **United Steel Workers of America
               EIN No. 63-0162865

          Perkinsville Telephone Company, Inc.         December 1, 1985
               EIN No. 03-0185695

          Port Byron Telephone Company                 January 1, 1992
               EIN No. 15-0418620

          Potlatch Telephone Company*                  October 1, 1988
               EIN No. 39-1614743

          Quincy Telephone Company                     December 1, 1985
               EIN No. 59-0413860

          Riverside Telecom, Inc.
               EIN No. 39-0574760
               successor corporation of the
               following companies:
               Dodge County Telephone Company          December 1, 1985
               Rock River Telephone Company            December 1, 1985

          St. Stephen Telephone Company                December 1, 1985
               EIN No. 57-0377782

          Salem Telephone Company, Inc.                July 1, 1990
               EIN No. 61-0563308

          Saluda Mountain Telephone Company            July 1, 1990
               EIN No. 56-1039061

          Scandinavia Telephone Company                December 1, 1985
               EIN No. 39-0589400

          Service Telephone Company                    December 1, 1985
               EIN No. 56-0707059

          Shiawassee Telephone Company                 December 1, 1985
               EIN No. 38-1028770

          Somerset Telephone Company                   December 1, 1985
               EIN No. 01-0128510

          Southeast Mississippi Telephone Company      October 1, 1991
               EIN No. 64-0802972

          Name of Affiliate or Related Entity          Date of Adoption
          -----------------------------------          ----------------

          Stockbridge & Sherwood Telephone             December 1, 1985
               Company, Inc.
               EIN No. 39-0639970

          Stoutland Telephone Company*                 May 1, 1988
               EIN No. 44-0665739

          Sugar Valley Telephone Company               December 1, 1985
               EIN No. 24-0736230

          Suttle Press, Inc.                           December 1, 1985
               EIN No. 39-12447566

          TDS Computing Services, Inc.                 December 1, 1985
               EIN No. 39-1164631

          TDS Southeast Service Corporation            December 1, 1985
               EIN No. 63-0871539

          TDS Telecommunications Corporation           July 1, 1988
               EIN No. 39-1651844

          Tellico Telephone Company                    December 1, 1985
               EIN No. 62-0598989

          Tennessee Telephone Company                  December 1, 1985
               EIN No. 62-0510819

          Tennessee Telecommunications Service         December 1, 1985
               EIN No. 36-3090798

          Tenney Telephone Company*                    July 1, 1988
               EIN No. 39-0652640

          Troy Telephone Company, Inc.                 December 1, 1985
               EIN No. 82-0234368

          United States Cellular Corporation           December 1, 1985
               EIN No. 36-2669023

          Virginia Telephone Company                   October 1, 1991
               EIN No. 54-0958363

          Warren Telephone Company                     December 1, 1985
               EIN No. 01-0178305

          Waunakee Telephone Company, Inc.             December 1, 1985
               EIN No. 39-0910728

          Name of Affiliate or Related Entity          Date of Adoption
          -----------------------------------          ----------------

          West Penobscot Telephone & Telegraph         December 1, 1985
               Company
               EIN No. 01-0180540

          Western Region TSSD, Inc.                    December 1, 1985
               EIN No. 39-1440364

          Willston Telephone Company                   December 1, 1985
               EIN No. 57-0272020

          Winterhaven Telephone Company                April 1, 1990
               EIN No. 68-0152765

          Wolverine Telephone Company*                 July 1, 1986
               EIN No. 38-1544817


          * Signifies employers that adopted the Telephone and Data Systems, Inc., Tax-Deferred Savings Plan after the Plan's initial Summary Plan Description was submitted to the Department of Labor.

          ** These companies participate in the Plan pursuant to a collective bargaining agreement with the bargaining representative indicated.

                             TELEPHONE AND DATA SYSTEMS, INC.
                             --------------------------------
                                 TAX-DEFERRED SAVINGS PLAN
                                --------------------------
                                        APPENDIX B
                                        ----------

                              DISTRIBUTION OPTIONS AVAILABLE
                               TO EMPLOYEES WHO PARTICIPATED
                                  IN POSEYVILLE TELEPHONE
                                   COMPANY, INC. SALARY
                                      REDUCTION PLAN
                              ------------------------------



                An Employee who was participating in the Poseyville Telephone Company, Inc. Salary Reduction Plan (the "Poseyville Plan") immediately prior to the date on which a portion of the assets of the Poseyville Plan was merged into the Plan may elect to receive the portion of his Account equal to the portion of his account balance under the Poseyville Plan that was transferred to this Plan, determined on the date of the merger, in one or more of the following methods:

                (a) a lump sum distribution pursuant to Section 6.5(a) of the Plan;

                (b) substantially equal annual or more frequent installments pursuant to Section 6.5(b) of the Plan;

                (c) a joint and survivor annuity that provides payments to the Employee during his lifetime and payments to the Employee's spouse, following such Employee's death, equal to 50%, 75% or 100% of the rate at which benefits were paid to the Employee, provided, that, this method is available only if the Employee is married on the "annuity starting date"; and

                (d) any annuity, provided that payments under the annuity will not extend beyond either the life of the Employee (or the lives of the Employee and his Beneficiary) or the life expectancy of the Employee (or the life expectancy of the Employee and his Beneficiary).

                In the event that the Employee is married on the "annuity starting date", he may elect to receive distribution of his Account in the form of an annuity described in (d) above only with the written consent of his spouse. Such consent must be given within 90 days prior to the commencement of distribution of his Account, must acknowledge the effect of the Employee's election and must be witnessed by a Plan representative or notary public. The consent shall not be required if it is established to the satisfaction of the Company that the spouse cannot be located or other circumstances as prescribed by applicable rules and regulations. An Employee's election may be revoked in writing without his spouse's consent. Any new election to receive an annuity described in (d) above must comply with requirements of this paragraph.

                For purposes of this Appendix, "annuity starting date" means the first day of the first period for which an amount is received as an annuity.

                             TELEPHONE AND DATA SYSTEMS, INC.
                             ---------------------------------
                                 TAX-DEFERRED SAVINGS PLAN
                                 -------------------------
                                        APPENDIX C
                                        -----------

                              DISTRIBUTION OPTIONS AVAILABLE
                               TO EMPLOYEES WHO PARTICIPATED
                                  IN BLUE RIDGE TELEPHONE
                                    COMPANY 401(k) PLAN
                             --------------------------------



                An Employee who was participating in the Blue Ridge Telephone Company 401(k) Plan (the "Blue Ridge Plan") immediately prior to the date on which the Blue Ridge Plan was merged into the Plan may elect to receive the portion of his Account equal to his account balance under the Blue Ridge Plan, determined on the date of the merger, in one or more of the following methods:

                (a) a lump sum distribution pursuant to Section 6.5(a) of the Plan;

                (b) substantially equal annual or more frequent installments pursuant to Section 6.5(b) of the Plan;

                (c) a joint and survivor annuity that provides payments to the Employee during his lifetime and payments to the Employee's spouse, following such Employee's death, equal to 50%, 75% or 100% of the rate at which benefits were paid to the Employee, provided, that, this method is available only if the Employee is married on the "annuity starting date"; and

                (d) any annuity, provided that payments under the annuity will not extend beyond either the life of the Employee (or the lives of the Employee and his Beneficiary) or the life expectancy of the Employee (or the life expectancy of the Employee and his Beneficiary).

                In the event that the Employee is married on the "annuity starting date", he may elect to receive distribution of his Account in the form of an annuity described in (d) above only with the written consent of his spouse. Such consent must be given within 90 days prior to the commencement of distribution of his Account, must acknowledge the effect of the Employee's election and must be witnessed by a Plan representative or notary public. The consent shall not be required if it is established to the satisfaction of the Company that the spouse cannot be located or other circumstances as prescribed by applicable rules and regulations. An Employee's election may be revoked in writing without his spouse's consent. Any new election to receive an annuity described in (d) above must comply with requirements of this paragraph.

                For purposes of this Appendix, "annuity starting date" means the first day of the first period for which an amount is received as an annuity.